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                                                                  EXHIBIT 10.31
                             CARL'S JR/GREEN BURRITO
                      SETTLEMENT AND DEVELOPMENT AGREEMENT

         This Settlement and Development Agreement (the "Agreement") is entered into as of May _____, 1995, by and between CARL KARCHER ENTERPRISES, INC., a California corporation ("CARL"), CKE RESTAURANTS, INC., a Delaware corporation ("CKE") and GB FOODS CORPORATION, a Delaware corporation ("GBFC").

                                 R E C I T A L S

         This Agreement is made with reference to the following facts, circumstances and objectives:

         A. CARL and GBFC are both operators and franchisors of quick service restaurants and both own firmly established trademarks, trade names, goodwill, proprietary products, and well-established specialty menus.

         B. CARL's parent corporation, CKE, and GBFC, have previously analyzed the potential of the Carl's Jr./Green Burrito Dual Product Concept, employing the side-by-side presentation and marketing of CARL's products and GBFC's products at CARL's company and franchisee locations. CARL, CKE, and GBFC believe that their respective products and specialty menus, marketed together, will create synergies and further opportunities for the parties hereto, and their respective franchise networks.

         C. As part of their analysis, the parties hereto have entered into various documents of agreement, and have also engaged in litigation and extensive discovery pursuant to the litigation. This has involved extensive disclosure of GBFC information including manuals, training materials, franchise offering circulars, franchise agreements, and other matters related to its dual product concept.

         D. The parties now desire to put all past differences aside; settle all past and present disputes; develop a new relationship; make arrangements for the Franchise Agreements which will apply to the respective arrangements between GBFC and CARL and/or CARL's franchisees, and to provide for an orderly conversion of CARL restaurants to employ the side-by-side presentation and marketing of CARL's products and GBFC products at CARL's Company and Franchise locations, herein the "Dual Product Concept".

                                A G R E E M E N T

         THEREFORE, in consideration of the mutual covenants and promises contained herein, and in consideration of the recitals set forth above, the parties agree as follows:

1. DUAL CONCEPT LOCATIONS. Pursuant to the terms of this Agreement, CARL and CKE agree to use their best efforts to utilize the Dual Product Concept in as many of the company
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owned Carl's Jr. restaurants and franchisee-owned Carl's Jr. restaurants as CARL management deems appropriate to aid and enhance the total sales and profits of CARL.

         A. COMPANY STORES. CARL will convert a minimum of forty (40) company owned Carl's Jr. locations per fiscal year during each of the five (5) following fiscal years, subject to the following:

                  (i) Fiscal Year. for purposes of this Agreement, a fiscal year shall be July 15 through July 14.

                  (ii) 25% Sales Average. On October 15, 1997, after the restaurants converted through fiscal year 1 and fiscal year 2 have been converted, a calculation shall be made to determine the collective percentage sales increase actually experienced by all of the stores which qualify for inclusion in the calculation.

                  (iii) Calculation of Average Store Increase. the calculation shall be a comparison of the "annualized collective post conversion sales" for the stores qualifying for inclusion in the calculation to the "annualized collective pre-conversion sales" of those same stores for the respective twelve (12) months prior to conversion.

                           (1) The numerator shall be computed as follows: the total sales for each store during the post-opening period shall be determined separately, commencing with the ninth week after conversion. (For purposes of this calculation, the first eight weeks of the post conversion period shall be disregarded.) This sales number shall then be divided by the number of weeks the store has been open following the eighth week of conversion, and then multiplied by 52 to obtain a calculated annualized sales number for the store. Each of the calculated annualized sales numbers for each store shall be added together. The total shall be referenced as the "Annualized Collective Post-conversion Sales".

                           (2) The denominator shall be the sum of the total sales for each of the same stores for the respective twelve full months applicable to each store for the period immediately preceding the conversion. This number shall be referenced as the "Annualized Collective Pre-Conversion Sales".

                           (3) Stores qualifying for inclusion in the calculation will be all stores converted up to the date of the calculation, whether a company owned or franchisee location, provided such converted store is, for the ninety (90) days prior to the calculation, selling both Carl's


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                                    and GBFC products pursuant to the applicable
                                    franchise agreements.

                           (4) Expressed as a series of steps, the equation is as follows:

                                    STEP 1:

                                    (a)  Total Converted Store Sales for Week 9 et seq  =  Computed Weekly Converted
                                         ---------------------------------------------            Store Sales
                                              Number of Weeks Following Week 8

                                    (b)      Computed Weekly Converted Store Sales x 52 =
                                                                                           Annualized Converted Store Sales

                                    Carry out Step 1 for all stores included in calculation.

                                    STEP 2:

                                    Sum the Annualized converted Store Sales to arrive at: Annualized Collective Post-Conversion Sales. This is the numerator, i.,e., "Annualized collective Post-Conversion Sales".

                                    STEP 3:

                                    Sum the actual sales for each store included in the calculation for the respective fifty-two (52) week period prior to conversion. This is the denominator, i.e., the Annualized Collective Pre-Conversion Sales.

                                    STEP 4:

                                    Annualized Collective Post-Conversion Sales  =  Comparison Ratio
                                    -------------------------------------------
                                    Annualized Collective Pre-Conversion Sales

                                    STEP 5:

                                    Comparison Ratio =  ______% Sales Increase
                                    ----------------
                                          100%

                  (iv) 25% Threshold. If the overall sales percentage increase computed above does not equal or exceed 25%, then CARL may, at its option, lower the number of annual conversions from 40 restaurants to 20 restaurants for fiscal year 3. On October 15, 1998, another overall percentage increase calculation shall be repeated for the stores converted up to that point and which qualify for inclusion in the calculation. If the overall sales percentage increase then computed does not then equal or exceed 25%, then CARL may, at its option, convert only 20 stores in fiscal year 4 and

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                           fiscal year 5. If the average sales percentage
                           increase equals or exceeds 25%, then CARL shall resume the 40 store conversion schedule for fiscal years 4 and 5.

                  (v) For purposes of meeting the number of conversions required in Years 1 and 2, in all events, CARL must convert a minimum of thirty (30) company stores in each of Years 1 and 2; and for purposes of complying with the forty (40) store requirement, during Years 1 and 2, ten (10) franchise stores shall be counted toward the achievement of the forty (40) store obligation.

                           For purposes of meeting the number of conversions required in Years 3, 4, and 5, in all events CARL must convert a minimum of twenty (20) company stores in each of Years 3, 4, and 5; and, for purposes of complying with the forty (40) store requirement, if applicable, during Years 3, 4, and 5, franchisee stores shall be counted toward the achievement of this obligation of the forty (40) stores.

                  (vi) Flexibility. The parties recognize that due to circumstances beyond their control, store opening deadlines may not be achieved. Accordingly, it shall not be a material breach of this agreement if the annual restaurant conversions required are 80% achieved in a particular fiscal year, provided those that do not achieve the planned opening date for fiscal year compliance are in progress and are eventually opened in a timely fashion. A restaurant conversion shall be deemed in progress if the franchise agreement is signed and equipment for the conversion is ordered, and the store is opened in the first half of the following fiscal year. In addition, if more than the requisite number of company store conversions are completed in any fiscal year, the excess number beyond the minimum threshold shall be credited to the subsequent fiscal year, thereby reducing the requirement for company-owned store conversions for that respective year.

                  (vii) Conversions. A new store location which utilizes the Dual Product Concept, and each of the two (2) existing Picante Grill locations, when converted, will be deemed a converted store, and counted against the minimum threshold but shall not be used in computing the twenty-five percent (25%) sales average increase. Throughout this Agreement, the terms, "convert", "conversion(s)" or "converted" shall include new store locations.

         B. FRANCHISE STORES. CARL will use its best efforts to permit Carl's Jr. franchisees to convert their stores to the Dual Product Concept, at the franchisee's election, subject to the following:

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                  (i)      Financially Capable. Franchisee must obtain Carl's
                           pre-approval that franchisee is financially capable (in Carl's discretion) to accomplish the conversion and to accomplish store enhancements for the particular location being converted.

                  (ii) Good Standing. Franchisee must obtain Carl's determination that the franchisee is in good standing with CARL.

                  (iii) Improvements. Franchisee must agree to make such reasonable improvements (over and above required equipment) as CARL deems necessary to adapt the franchisee restaurant to the GB Dual Product Concept.

                  (iv) Carl's Jr. Royalties. Franchisee must agree, unless waived by CARL, to pay minimum annual royalties on Carl's Jr. sales equal to the royalty rate specified for the franchisee in the Carl's Jr. Franchise Agreement for the respective location, applied to the sales level for the respective location, for the twelve months immediately proceeding conversion.

                  CARL will not unreasonably withhold its approval or permission for franchisees to convert their stores to the Dual Product Concept, but the parties hereto recognize that CARL cannot mandate the conversion of any franchisee to the Dual Product Concept.

         C. GOING CONCERN. Neither CKE nor CARL shall be required to perform the above-described conversion commitments for company store locations, pursuant to Subsection A. of this Section 1, nor shall CKE or CARL be required to permit franchisees to convert franchise locations, pursuant to Subsection B of this
                  Section 1, if there shall be a qualification on the GBFC audit opinion from the independent Certified Public Accountant retained by GBFC to perform its annual audit relating to the ability of GBFC to continue as a "going concern" (as defined by the American Institute of Certified Public Accountant Standards, SAS No. 59 and SAS No. 64, and the interpretations thereunder).

2.       SELECTION AND APPROVAL OF LOCATIONS.

         A. COMPANY STORES. CARL will select the locations for conversion taking into account its desire to increase overall sales and profits the greatest amount, and its need to timely convert according to the Schedule described in Section 1 above. GBFC shall have the right to approve or disapprove the site selected, which approval shall not be unreasonably withheld. However, taking into account the same desire as CARL, GBFC may disapprove a location, or request its conversion be later in sequence, if it deems the location selected will be detri-

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
                  mental, at the time selected, to achieving the twenty-five percent (25%) collective sales percentage increase described in Section 1 above.

                  In the event of a dispute over GBFC's refusal to approve a location in Carl'[s "core market" (i.e., the State of California and Pima County, Arizona), then CARL may proceed with a conversion, and be granted a franchise for same by GBFC (absent: (i) a territorial conflict with the protected GBFC territories set forth in Attachment 5; (ii) a territorial conflict with a GBFC franchisee added after the date of this Agreement [the protected territory under such new franchise agreement in the core areas shall not exceed 1.5 miles]; or
                  (iii) a prohibition which GBFC has not created and which it cannot avoid or eliminate), provided such non-approved conversion shall be excluded from the collective sales percentage increase test described in Section 1 above, if its inclusion negatively impacts the percentage increase calculations by reducing the percentage otherwise attained without reference to these stores. Such non-approved conversion shall, however, count as a converted restaurant for purposes of CARL satisfying the yearly minimum in Section 1A. above.

         B. FRANCHISE STORES. A CARL franchisee, upon obtaining prior written approval from CARL, may be granted a franchise from GBFC, provided however, GBFC will not grant a franchise to a Carl's Jr. Franchisee in the absence of a prior approval by CARL.

3.       FEES AND ROYALTIES.

         A.       COMPANY STORES:

                  (i) Franchise Fee. GBFC shall be paid a franchise fee of Seven Thousand Five Hundred Dollars ($7,500.00) for each company store location converted pursuant to the GBFC Dual Concept Franchise Agreement for company owned stores. This shall be subject to proration as described in the Franchise Agreement.

                  (ii) Royalties. GBFC shall be paid royalties of four percent (4%) on GBFC gross revenues as defined in the GBFC Dual Concept Franchise Agreement for company owned stores.

                  (iii) Duration. the above fee and royalty payment shall remain fixed and may not be increased by GBFC.

         B.       FRANCHISEE STORES:

                  (i) Franchise Fee. Franchisee shall be charged a franchise fee of Twelve Thousand Five Hundred Dollars ($12,500.00) payable Seven Thousand

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
                           Five Hundred Dollars ($7,500.00) to GBFC, and Five Thousand Dollars ($5,000.00) to CARL, for each franchise location converted pursuant to the GBFC Dual Concept Franchise Agreement for franchise stores. This shall be subject to pro ration as described in the Franchise Agreement.

                  (ii) Royalties -- Existing Stores. Franchisees shall be charged a royalty of five percent (5%) on GBFC gross revenue as described in the GBFC Dual Concept Franchise Agreement for franchisee stores, payable three percent (3%) to GBFC and two percent (2%) to CARL.

                  (iii) Royalties -- New Stores. The royalty charged for new stores will be phased in from zero to five percent (5%) on the same time basis as applicable for the new Carl's Jr. franchise stores pursuant to the CARL Franchise Agreement, provided five percent (5%) will be reached in all events by the fifth (5th) year, and the royalties will be split 3/5 to GBFC and 2/5 to CARL.

                  (iv) Duration. The fees and royalties charged to franchisees shall remain the same until May 31, 2000, unless a change is mutually agreed upon prior thereto by GBFC and CARL.

4.       TERM.

         A. EXISTING LOCATIONS. The GBFC Franchise Agreements shall grant franchises for an initial term of fifteen (15) years, with a renewal option for ten (10) additional years, subject to an adjustment to a shorter term or longer term for existing franchisee locations as of April 1, 1995, to coincide with the initial termination date provided in the Carl Franchise Agreement. In no event does an existing Carl Franchise Agreement extend longer than a duration of twenty (20) years from January 1, 1995.

         B. NEW LOCATIONS. The GBFC franchise fee has been based on a 15-year franchise. If new locations are granted both CARL and GBFC franchises to utilize the Dual Product Concept, and the CARL franchise agreement terms exceeds fifteen (15) years, then CARL may select one of the following options:

                  (i) Grant the franchisee a twenty- (20-) year GBFC franchise by increasing the franchise fee paid to GBFC by $2,500.00; or

                  (ii) Grant the franchisee a fifteen- (15-) year GBFC franchise, and add a five (5) year renewal increment for $2,500.00 to be paid at the date of renewal. The 10-year renewal provision in the franchise agreement would then follow the initial 5-year renewal.


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
         C. FRANCHISEE TERMINATION. In all events, upon termination of the CARL franchisee pursuant to the terms of the Carl Franchise Agreement, the GBFC Franchise Agreement shall terminate concurrently.

5. TRAINING AND SUPERVISION. CARL desires to provide the training and supervision of its company store personnel and of its franchisees. Accordingly, GBFC will provide to CARL materials, training and supervision sufficient to permit CARL to carry out its training of its own personnel and franchisees. Presently, CARL has sufficiently trained personnel to accomplish training and supervision. GBFC shall undertake to update the training for the most current operational items, standards and techniques.

         At any training sessions or supervision visits conducted by CARL personnel, GBFC shall have the opportunity to be present and to participate to the degree GBFC deems appropriate to achieve its quality control requirements. GBFC and CARL will each use their best efforts and cooperate with each other to achieve and maintain high quality and efficient levels of performance.

6. PROTECTED RADIUS. The GBFC Franchise Agreement shall provide a protected radius of 1.5 miles for each CARL location converted. If another CARL or CARL Franchisee location is within the 1.5 mile protected radius, GBFC will, at CARL's request, grant a GBFC franchise to such CARL or CARL Franchisee location; notwithstanding the 1.5 mile radius protection stated herein.

7.       FRANCHISE AGREEMENTS.

         A. COMPANY STORES. The GBFC Dual Concept Franchise Agreement applicable to company stores is set forth at Attachment 1.

         b. FRANCHISEE STORES. The GBFC Dual Concept Franchise Agreement applicable to franchise stores is set forth as Attachment 2.

                  Notwithstanding the terms of the Franchise Agreement in Attachment 2, in order for CARL to maintain and enhance its relations with its franchisees and to assure the proper integration of the Dual Product Concept, GBFC covenants and agrees with CARL as follows:

                  (i) GBFC shall only have contact with a CARL franchisee or prospective CARL franchisee through or in a manner approved in writing by CARL;

                  (ii) All training, consultations and supervision of any CARL franchisee shall be as provided in Section 5 above.


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                  (iii)    All operational, advertising or other requirements
                           imposed on a CARL franchisee by GBFC shall be subject to CARL's prior written approval, not to be unreasonably withheld; and,

                  (iv) In the event that GBFC has a dispute with, or a complaint about a CARL franchisee or its conduct of the Dual Product Concept (whether it is an alleged breach of the Franchise Agreement or otherwise), GBFC shall follow the following dispute/complaint procedure: (i) GBFC shall provide franchisee a written notice with a copy to CARL; (ii) which notice shall contain a detailed explanation of the issue; and (iii) a reasonable period of time not to exceed forty-five (45) days shall be provided for GBFC and CARL to resolve the issues with the franchisee.

                  Pursuant to Subsection C. below, the parties will cooperate in good faith to substitute a revised franchise agreement as needed.

         C. ALTERNATIVE FRANCHISE AGREEMENT FOR FRANCHISEES. At CARL's sole option, CARL may hereafter elect to become a Master Sub-Franchisor for the GBFC Dual Concept Franchise Agreement awarded to CARL franchisees in which event the parties will in good faith develop a Master Sub-Franchisor Agreement to appoint CARL as the Master Sub-Franchisor, and shall cooperate to satisfy all legal requirements and filings. Upon completion of that process, CARL may, at its option, substitute a franchise agreement in lieu of Attachment 2 to be utilized between CARL and its franchisees provided said document:

                  (i) Is approved by GBFC, which approval will not be unreasonably withheld.

                  (ii) Is in conformance with all franchise laws, reporting, and filing requirements.

                  (iii) Is not materially less favorable to GBFC than the terms set forth in Attachment 2 as modified by the terms of this Agreement, including Sections 5 and 7B. above.

                  In all events, for purposes of GBFC's orderly administration, compliance with contract terms and protection of the integrity of the GBFC franchise system, each such franchisee and franchise location to be granted by CARL must be pre-approved by GBFC, which approval will not be unreasonably withheld. In addition, GBFC must be timely provided with a copy of each such GBFC Franchise Agreement entered into between CARL and its franchisees.

8. EXCLUSIVITY. In addition to the 1.5 mile Protected Radius, GBFC will not authorize GBFC Dual Concept conversions to other traditional quick service restaurant chains featuring hamburgers as their main menu specialty in the core CARL market which is


                                       -9-
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         the State of California and Pima County, Arizona, for a period of twenty (20) years from the date of this Agreement, subject to the following:

         A. For purposes of this provision, traditional quick service restaurants featuring hamburgers as their main menu specialty include, but are not limited to, McDonalds, Burger King. Wendy's, Jack-in-the-Box, In and Out, Rally's, and Checkers, with the exception of the existing Rally's/Green Burrito located at Sunset & Highland, Los Angeles, California.

         B. In the event GBFC elects to enter into a dual concept arrangement with Rally's, GBFC shall be permitted to offer franchises of the GB system and products to Rally's for use on a per store basis in San Diego, California, subject to the following:

                  (i) GBFC shall offer its franchise for one offering period of two (2) weeks to the Rally's franchisee for the San Diego territory for no more than fifteen (15) locations. (In all events, this two-week period must be completed no later than ninety [90] days following the execution of this Agreement.)

                  (ii) During such two-week period, the Rally's franchisee may accept or reject the GB franchise.

                  (iii) If said Rally's franchisee accepts, then he may utilize the GB system and products on a per store basis (for no more than fifteen [15] stores) in the San Diego area if said franchisee executes a GB Franchise Agreement on a per location basis prior to CARL or a Carl's franchisee executing a GB Franchise Agreement in the same territory. For purposes of this subsection, a territory shall be a straight line radius of 1.5 miles from the affected location of either a CARL or Rally's location. The first of CARL or Rally's to execute a GB Franchise Agreement at each San Diego location shall be entitled to the protected 1.5 mile territory to the exclusion of the other within that 1.5 mile protected territory. If CARL or a CARL franchisee has executed first, the 1.5 mile territory shall belong to CARL or CARL's franchisee.

                  (iv) If, and only if, said Rally's franchise rejects the GBFC franchise opportunity for all San Diego locations during the two-week offering period, then immediately thereafter, for one offering period of two (2) weeks (which must in all events conclude no later than ninety (90) days following the execution of this Agreement), GBFC may make a similar offer to Rally's for a like number of Rally's stores in the Los Angeles area as exist in San Diego (not to exceed fifteen [15]), which again on a per store basis may become GB franchisees, provided that for each such

                           Rally's store which could potentially be converted within 1.5 miles of a CARL location, CARL or CARL's franchisee has not prior thereto executed a GBFC Franchise Agreement for such location. If CARL or a CARL franchisee has executed the GB Franchise Agreement first, the 1.5 mile territory shall belong to CARL or CARL's franchisee.

                  (v) As an alternative to the above Rally's arrangement, to preclude the use of the GREEN BURRITO trade name, trademark, logo, or other indicia of origin at locations other than CARL in the State of California, GBFC may, at its option, offer the GBFC products, system and concept at the fifteen (15) Rally's locations under a substantially different trade name, trademark, logo, or other indicia of origin. In all events, the 1.5 mile protected area applies as though the location were utilizing the Green Burrito trade name and trademarks.

         C. The exclusivity provision in this Section 8 shall not apply if CARL is in material breach of the Development Agreement; or, if, after CARL's converts stores, it terminates continued featuring of GBFC in more than twenty-five percent (25%) of the stores converted to the GBFC Dual Concept.

9. COVENANT NOT TO COMPETE. During the term of this Agreement which for purposes of this Section shall be deemed to be a period of five (5) years from the date of execution, and for a period of four (4) years thereafter, CARL and its affiliates will not feature or operate in its Carl's Jr. locations, or dual concept in its Carl's Jr. locations, any concept which it develops, owns, operates, or is a licensee thereof if that concept features Mexican food as its main menu attraction which is similar to the GBFC Mexican products and concepts. Nothing herein shall preclude CARL from selling those Mexican offerings which were listed on its menu prior to August 9, 1994. for purposes of this agreement, any sandwich comprised of bread or buns and a main component of hamburger, chicken, or fish, even though garnished with traditional Mexican sauces or flavorings, shall not be deemed a Mexican-type product competing against Green Burrito.

         Nothing herein shall preclude CKE from owning any restaurant, company, or chain, regardless of the products it features, whether Mexican or otherwise, provided the first sentence of this Section 9 is adhered to by CKE or CARL and its affiliates.

         This covenant shall cease:

         A. In the event GBFC files voluntarily or involuntarily for protection under the Bankruptcy laws:

                  (i) If an involuntary bankruptcy, one (1) year after filing of GBFC is not relieved within ninety (90) days; and

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
                  (ii)     If voluntary, one (1) year after filing.

         B. In the event of a material breach by GBFC under this Agreement.

         C. In the event the twenty-five percent (25%) calculation is not satisfied.

         For purposes of this provision, "affiliates" is defined as CARL, CKE, and any of its or their parent corporations, subsidiary corporations, or any partnership or joint ventures in which CARL or CKE own more than fifty percent (50%) of the voting power.

10. TRADEMARK APPLICATION. GBFC and CARL have both applied for registration of the mark, "Two Great Tastes, One Great Place", and/or "One Great Place, Two Great Tastes". Both parties will take all reasonable action to protect this mark, and shall jointly utilize it solely for the promotion of Carl's Jr./Green Burrito Dual Product Concept restaurants.

11. PICANTE GRILL. CARL shall terminate all use of the Picante Grill Concept at such time as the two existing Picante Grills can be converted to Dual Concept restaurants. The two (2) Picante Grill Concept locations will be converted in the first twenty (20) conversions, and count toward the minimum company store conversions required pursuant to Section 1. In all events, CARL will cease all use of the Picante Grill concept and abandon same no later than December 31, 1995.

12.      REIMBURSEMENTS.

         A. CARSON. CARL and GBFC shall upon execution of this Agreement, execute and comply with the standard GBFC Dual Concept Franchise Agreement (Attachment 1) with respect to the Carson store. In addition, CARL shall remit to GBFC the sum of $83,352.00 for reimbursement of sums expended by GBFC in connection with the Carson conversion. In exchange, GBFC shall convey all of its right, title and interest in an to any and all equipment and/or improvements provided by GBFC for the Carson store.

         B. LA QUINTA STORE. CARL shall, upon execution of this Agreement, remit to GBFC the sum of $114,475.00 for reimbursement of sums expended by GBFC in connection with the La Quinta conversion. In exchange, GBFC shall convey all its right, title and interest in and to any and all equipment, and/or improvements, provided by GBFC to the La Quinta store, and any and all right, title and interest to lease such equipment to Carl Leo Karcher, Lessee, pursuant to Attachment 3. The store shall also be subject to a standard GBFC Dual Concept Franchise Agreement (Attachment 2), but such agreement shall be modified to be free of franchise fees and royalties payable to GBFC for the initial term of such franchise.

13. SUPERSEDING AGREEMENT. This Agreement supersedes, nullifies and replaces all prior agreements between the parties, including, but not limited to:

         A.       Confidentiality Agreement dated July 27, 1993.

         B.       Master Agreement dated August 9, 1994.

14. DISMISSAL OF LITIGATION. The parties hereto shall as soon as practical dismiss, with prejudice the claims and counter claims of each in the case in the Superior court of the State of California for the County of Los Angeles captioned:

                  GB Foods Corporation vs. CKE Restaurants, Inc., et al Case No. BC 119345

         This shall include a dismissal and release of and by William P. Foley, III, which CARL represents and warrants it will procure forthwith. In addition, although not a party, a release will be provided by William
         M. Theisen, which GBFC represents and warrants it will procure forthwith.

15. OWNERSHIP OF TRADEMARKS/FORMULAS/SYSTEMS. Each party acknowledges the value and goodwill associated with the other's Trademarks (as defined below) and agrees that each parties' Trademarks and all rights therein and the goodwill pertaining thereto belong exclusively to the respective party and that the respective parties' Trademarks have secondary meaning in the mind of the public. Each party also agrees that its every use of the other's Trademarks shall inure to the benefit of the owner of the Trademark and that neither party shall acquire nor claim any rights in the Trademark of the other party by virtue of any such use, or attempt to develop marks similar to a competitor with the other's marks. As used herein, "Trademarks" shall mean a party's marks, logos, or other symbols for which such party has been granted federal trademark protection under the laws of the United States, or for which such party may, pursuant to federal, state or common law, be entitled to protection from unfair competition.

         GBFC further agrees that all information concerning Carl's Jr. concept of operations, unique food items, recipes, ingredients, methods of food preparation, systems for food preparation, and the like utilized by CARL in the production and sale of any products sold under the Carl Jr.'s Trademark belong exclusively to Carl Jr.'s and that GBFC shall not disclose or otherwise use any such formulas or recipes now or in the future. GBFC further agrees that it will not reverse engineer or otherwise seek to discover the product formulation of any food product sold by Carl Jr.'s under Carl Jr.'s Trademark and that nothing in this Agreement shall be construed as granting GBFC a license or any other right to disclose or use any product formulation of any food product sold by Carl Jr.'s under the Carl Jr.'s Trademark, or a license or right to use or disclosure any information concerning Carl Jr.'s concept of operations, unique food items, recipes, ingredients, methods of food preparation, systems for food preparation and the like.

         Carl Jr.'s further agrees that all information concerning GBFC concept of operations, unique food items, recipes, ingredients, methods of food preparation, systems for food preparation, and the like utilized by GBFC in the production and sale of any products sold under the GBFC Trademark belong exclusively to GBFC and that Carl Jr.'s shall not disclose or otherwise use any such formulas or recipes now or in the future. Carl Jr.'s further agrees that it will not reverse engineer or otherwise seek to discover the product formulation of any food product sold by GBFC under a GBFC Trademark and that nothing in this Agreement shall be construed as granting Carl Jr.'s a license or any other right to disclose or use any product formulation of any food product sold by GBFC under the GBFC Trademark, or a license or right to use or disclose any information concerning GBFC concept of operations, unique food items, recipes, ingredients, methods of food preparation, systems for food preparation and the like.

         The last two (2) paragraphs of this Section 15 are intended only to restrict the disclosure of use by a party of (i) a "trade secret" (as that term is defined under California law) of the other party for so long as it is a "trade secret" of such party; or "trade dress" as that term is defined in Section 43 (a) of the Trademark Act of 1946.

16. GBFC RELEASE. GBFC forever discharges and releases CARL, its employees, officers, directors, and attorneys from any and all rights, claims, demands, damages, debts, liabilities, accounts, reckonings, liens, attorney's fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether in contract, tort, at law or in equity, or otherwise, suspected or unsuspected, which Green Burrito owns or holds, or at any time heretofore have ever had, owned or held, related to or arising out of or in any way connected to the Agreements described and superseded at Section 13 above, and in connection with the Picante Grill.

17. CARL RELEASE. CARL forever discharges and releases GBFC, its employees, officers, directors, and attorneys, from any and all rights, claims, demands, damages, debts, liabilities, accounts, reckonings, liens, attorney's fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether in contract, tort, at law or in equity, or otherwise, suspected or unsuspected, which Carl owns or holds, or at any time heretofore have ever had, owned or held, related to or arising out of or in any way connected to the Agreements described and superseded at Section 13 above, and in connection with the Picante Grill.

18. WAIVER OF CIVIL CODESS.1542. With the exception of the parties' respective contractual rights and obligation sunder this Settlement and Development Agreement, and the franchise agreements appended hereto, it is the intention of the parties hereto that the foregoing releases in Sections 16 and 17 above shall be effective as a bar to all demands, liens, assignments, contracts, covenants, actions, suits, causes of action, obligations, costs, expenses, attorney's fees, damages, losses, claims, controversies, judgments, orders, and liabilities of whatsoever character, nature, and kind, known or unknown, suspected or unsuspected, and whether or not concealed or hidden, hereinabove specified to be so barred; in furtherance of this intention, the parties hereto expressly, knowingly, and voluntarily waive any and all rights and benefits conferred upon them by the provision of Section 1542 of the California Civil Code, which are as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The parties hereto expressly consent that this release shall be given full force and effect in accordance with each and all of its express terms and provisions, relating to unknown and unsuspected claims, demands, causes of action, if any, to the same affect as those terms and provisions relating to any other claims, demands, and causes of action hereinabove specified.

19. CROSS INDEMNIFICATION. GBFC, on one hand, and CKE and CARL on the other, hereby mutually cross-indemnify and hold each other and their respective directors, officers, and employees, agents, representatives, and attorneys harmless against claims, damages, liabilities and losses, including reasonable attorneys fees and defense costs, arising directly or indirectly from the actions of the other in connection with (i) the Dual Product Concept Franchise Agreements; (ii) the CARL's franchisee's operation of the GBFC Dual Product Concept franchise; (iii) the awarding of Dual Product franchises to CARL's franchisees; (iv) the services to be provided by CARL's under the GBFC Franchise Agreements to the CARL's/GBFC franchisees; (v) in connection with any product liability claims with respect to any food products; and (vi) claims by the existing GBFC franchisees or claims by future GBFC franchisees that are not part of the CARL system.

         Notwithstanding anything to the contrary in this Section 19, GBFC shall indemnify and hold harmless CARL, CKE, and their affiliates, directors, officers, employees, agents, representatives, and attorneys with respect to:

         A. Any action by a GBFC franchisee (who is not also a CARL franchisee) or Rally's or Rally's franchisee based on the grant of a GBFC franchise to CARL or one of its franchisees;

         B. Failure of GBFC to perform under this Agreement or any franchise agreement with CARL franchisees;

         C. Any alleged infringement on the rights of any third parties based on CARL or its franchisees or CKE utilizing GBFC's trademarks, trade names, recipes, unique food items or the like as authorized by this Agreement or any GBFC Franchise Agreement involving CARL or a CARL franchisee;

         D. The failure of GBFC to comply with any franchise, securities or other applicable law.

         Notwithstanding anything to the contrary in this Section 19, CARL shall indemnify and hold harmless GBFC, and their affiliates, directors, officers, employees, agents, representatives, and attorneys with respect to:

         A. Any action by a CARL franchisee (who is not also a GBFC franchisee) based on the grant of a GBFC franchise to CARL or one of its franchisees;

         B. Failure of CARL to perform under this Agreement or any franchise agreement with CARL franchisees;

         C. Any alleged infringement on the rights of any third parties based on GBFC utilizing CARL's trademarks, trade names, or the like as authorized by any agreement involving CARL and GBFC;

         D. The failure of CARL to comply with any franchise, securities or other applicable law.

20. EMPLOYEES. For so long as CARL is the Master Franchisee of GBFC, and for one (1) year thereafter, the parties hereto shall not, directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any person who is engaged as an employee by any other party hereto to (a) end his or his engagement or employment; and (b) to work for one of the other parties to this Agreement. Nothing herein shall preclude any party from hiring an individual who voluntarily and without enticement by such party left employment of another party.

21.      CARL REPRESENTATIONS.

         A. Each of CARL and the person executing this Agreement on behalf of CARL represent and warrant to GBFC that the execution, delivery and performance of this Agreement by CARL and such person have been duly and validly authorized by all necessary corporate action on the party of CARL.

         B.       In addition, CARL represents and warrants to GBFC that:

                  (i) CARL has the requisite corporate power and authority to enter into, and to carry out its obligations under this Agreement.

                  (ii) This Agreement constitutes the valid and binding obligation of CARL, enforceable against CARL in accordance with its terms.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with its terms will not (a) conflict with, or result in any violation of any provision of, the Articles of Incorporation or Bylaws of CARL; (b) violate or conflict with, or result in a breach of termination of or default under, any agreement, instrument, license, judgment, order, decree, statute, law or regulation applicable to CARL.

22.      GBFC REPRESENTATIONS.

         A. Each of GBFC and the person executing this Agreement on behalf of GBFC represent and warrant to CARL that the execution, delivery and performance of this Agreement by GBFC and such person have been duly and validly authorized by all necessary corporate action on the part of GBFC.

         B.       In addition, GBFC represents and warrants to CARL that:

                  (i) GBFC has the requisite corporate power and authority to enter into and to carry out its obligation sunder this Agreement.

                  (ii) This Agreement constitutes the valid and binding obligation of GBFC, enforceable against GBFC in accordance with its terms.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with its terms will not (a) conflict with, or result in any violation of any provision of, the Articles of Incorporation or Bylaws of GBFC; (b) violate or conflict with, or result in a breach of termination of or default under, any agreement, instrument, license, judgment, order, decree, statue, law or regulation applicable to GBFC.

23.      MISCELLANEOUS PROVISIONS.

         A. OTHER DUAL CONCEPTS. Nothing herein should preclude CARL from utilizing other concepts in CARL locations (company or franchisee) which are not utilizing Carl's Jr./Green Burrito Dual Concept, provided such other concept is not Mexican in nature.

         B. UNOCAL. CARL is presently party to an agreement with UNOCAL pursuant to which CARL may offer Carl's Jr. products in UNOCAL locations. The UNOCAL agreement requires CARL to also offer various Mexican products. Accordingly, CARL shall consider Green Burrito as the supplier of the Mexican system and/or products for CARL's UNOCAL contract, but CARL has no obligation to utilize Green Burrito and Green Burrito has no obligation to supply.

                  In the event Green Burrito does not provide the Mexican products and system, the covenant not to compete at Section 9 above shall not be violated as a result of a third party providing the Mexican products and system to CARL for the UNOCAL contract.

         C. GOVERNING LAW. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the internal laws of the State of California.

         D. PUBLIC ANNOUNCEMENTS. CKE and GBFC are both public companies and therefore have obligations to make good faith disclosures and dissemination of information from time to time to the public. Attachment 4 is the mutual announcement of this Settlement and Development Agreement. Future public announcements shall be made in good faith and neither party shall disparage the other, or its products, concept, or system.

         E. SUCCESSORS AND ASSIGNS. This Agreement and the Exhibits referred to herein shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; however, neither party shall assign its interest under this Agreement without the prior written consent of the other.

         F. ENTIRE AGREEMENT. this Agreement and the Exhibits referred to herein contain all of the terms and conditions agreed upon by the parties, and supersede any prior agreements or understandings, with respect to the subject matter of this Agreement.

                  The parties represent and acknowledge that there are no representations separate and apart from this Agreement and its exhibits, each having relied upon their own investigation of the facts and circumstances surrounding this transaction.

         G. AMENDMENT OR MODIFICATION OF AGREEMENT. This Agreement may be modified, altered or amended only by the written agreement of both parties. The parties recognize and acknowledge that their continued cooperation with each other will be necessary to modify or amend such documents as may reasonably be required or prudent in order to deal with franchisees and franchise laws and regulations.

         H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         I. FURTHER ACTIONS. Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this Agreement.

         J. WAIVERS. Any provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument by the party of by a duly authorized officer of the party. No waiver of any of the provisions of this

                  Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

         K. NOTICES. all notices, requests, demands and other communications given or required to be given under this Agreement shall be in writing and duly addressed to the parties as follows:

                  If to CARL:       CKE RESTAURANTS, INC.
                                    1200 NORTH HARBOR BOULEVARD
                                    ANAHEIM, CALIFORNIA 92801
                                    ATTN: TOM THOMPSON

                  With copy to:     RICHARD CELIO
                                    CKE RESTAURANTS, INC.
                                    1200 NORTH HARBOR BOULEVARD
                                    ANAHEIM, CALIFORNIA 92801

                                    and

                                    ANDREW PUZDER
                                    FIDELITY NATIONAL TITLE
                                    17911 VON KARMAN, SUITE 300
                                    IRVINE, CALIFORNIA 92714

                  If to GBFC:       GB FOODS CORPORATION
                                    23 CORPORATE PLAZA, SUITE 240
                                    NEWPORT BEACH, CALIFORNIA 92660
                                    ATTN: WILLIAM M. THEISEN

                                    and

                                    GB FOODS CORPORATION
                                    10010 NORTH 84 STREET
                                    OMAHA, NEBRASKA 68122
                                    ATTN: MICHAEL J. SCHERR

                  With copy to:     BRUCE ROHDE
                                    McGRATH, NORTH, MULLIN & KRATZ, P.C.
                                    1400 ONE CENTRAL PARK PLAZA
                                    OMAHA, NEBRASKA 68102

                  Any notices properly addressed and sent by certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two hours after they are deposited in the United States mail, postage prepaid. Notice shall be deemed delivered and received at the time delivered if properly addressed and delivered to the addresses set forth in this Section during normal business hours or personally delivered to the person to whose attention they are addressed. Notice sent by any other manner shall be effective only upon actual receipt by the addressee. Any party may change the address for purposes of this Section by giving notice to the other party as provided in this Section.

         L. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         M. SEVERABILITY. If any paragraph, section, sentence, or clause of phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

         N. COOPERATION IN DRAFTING. Both CARL and GBFC have cooperated in the drafting and preparing of this Agreement, and therefore, construction to be made of this Agreement shall not be construed against any party.

         O. RECITALS AND EXHIBITS. all Recitals and Exhibits referred to herein and attached hereto are incorporated by this reference, as though fully set forth in the body of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CARL:

CKE RESTAURANTS, INC.                           CARL KARCHER ENTERPRISES, INC.
A DELAWARE CORPORATION                          A CALIFORNIA CORPORATION

By /s/  William P. Foley                        By: /s/  William P. Foley
   ---------------------------                      -------------------------
Title: Chairman & CEO                           Title: Chairman

               GBFC:        GB FOODS CORPORATION,
                            a Delaware corporation

                            By:  /s/  William M. Theisen
                                 ----------------------------------
                            Title:  Chairman and Chief Executive Officer

                                TABLE OF CONTENTS
     1.1.      Parties....................................................................................    1
     1.2.      Location...................................................................................    1

2.   RECITALS  ...........................................................................................    1
     2.1.      Development of system......................................................................    1
     2.2.      Carl's Jr. Franchisee System...............................................................    2
     2.3.      Objective of the Parties...................................................................    2

3.   DEFINITIONS..........................................................................................    2
     3.1.      Affiliate..................................................................................    2
     3.2.      Agreement..................................................................................    2
     3.3.      Approved Location..........................................................................    2
     3.4.      Breach.....................................................................................    3
     3.5.      Commencement Date..........................................................................    3
     3.6.      Designated Manager.........................................................................    3
     3.7.      Franchised Business/Restaurant.............................................................    3
     3.8.      Franchisee.................................................................................    3
     3.9.      CARL'S JR. Original Food Products..........................................................    3
     3.10.     Franchise Network..........................................................................    3
     3.11.     Franchisor.................................................................................    4
     3.12.     "GB Food Products" or "GREEN BURRITO Products".............................................    4
     3.13.     GREEN BURRITO Dual Concept System..........................................................    4
     3.14.     Dual Product Concept System................................................................    4
     3.15.     GREEN BURRITO..............................................................................    4
     3.16.     Good Standing..............................................................................    4
     3.17.     Gross Revenue..............................................................................    4
     3.18.     Training Materials/Manual..................................................................    5
     3.19.     Marks......................................................................................    5
     3.20.     Proprietary Product........................................................................    5
     3.21.     System.....................................................................................    5
     3.22.     Termination................................................................................    5
     3.23.     Trade Name.................................................................................    6
     3.24.     Transfer...................................................................................    6
     3.25.     You  ......................................................................................    6
     3.26.     UNOCAL.....................................................................................    6

4.   GRANT OF FRANCHISE...................................................................................    6
     4.1.      Granting Clause............................................................................    6
               4.1.1  Protected Radius....................................................................    6
     4.2.      Term and Renewal...........................................................................    7
               4.2.1  Initial Term........................................................................    7
               4.2.2  Relocation..........................................................................    7
               4.2.3  Renewal.............................................................................    7

5.   SERVICES TO FRANCHISEE...............................................................................    8
     5.1.      Lay-out and Decor..........................................................................    8
     5.2.      Training...................................................................................    8
               5.2.1  Initial Training....................................................................    8
               5.2.2  Continuing Education................................................................    8
     5.3.      Consultation and Supervision...............................................................    9
     5.4.      Training Materials/Manual..................................................................    9
     5.5.      Advertising................................................................................    9
               5.1.1  Advertising Fund....................................................................    9
     5.6.      Suggested Suppliers........................................................................    10
     5.7.      Proprietary Product Availability...........................................................    10

6.   PAYMENTS BY FRANCHISEE...............................................................................    10
     6.1.      Initial Fee................................................................................    10
     6.2.      Initial Fee Proration......................................................................    10
     6.3.      Royalties..................................................................................    11
     6.4.      Audit......................................................................................    11
     6.5.      Training Fees and Costs....................................................................    11
     6.6.      Relocation Fee.............................................................................    11
     6.7.      Renewal Fee................................................................................    11
     6.8.      Transfer Fee...............................................................................    11
     6.9.      Interest on Late Payments..................................................................    11

7.   OBLIGATIONS OF FRANCHISEE............................................................................    12
     7.1.      Use of Trade Name and Marks................................................................    12
               7.1.1  Context.............................................................................    12
               7.1.2  Changes in Trade Names and Marks....................................................    12
               7.1.3  Advertising Materials...............................................................    12
               7.1.4  Legal Protection....................................................................    12
     7.2.      Quality Control............................................................................    13
               7.2.1  Opening.............................................................................    13
               7.2.2  Compliance with Manual..............................................................    13
               7.2.3  Products and Services Offered.......................................................    13
               7.2.4  Customer Satisfaction Program.......................................................    14
               7.2.5  Inspections.........................................................................    14
               7.2.6  Use of Proprietary Products.........................................................    14
               7.2.7  Notification of Complaints..........................................................    14
     7.3.      Personnel..................................................................................    14
               7.3.1  Management..........................................................................    14
               7.3.2  Employees...........................................................................    15
     7.4.      Local Advertising..........................................................................    15
     7.5.      Financial Information......................................................................    15
               7.5.1  Records.............................................................................    15
               7.5.2  Reports.............................................................................    15
     7.6.      Insurance..................................................................................    15

     7.7.      Financial and Legal Responsibility.........................................................    16
               7.7.1  Compliance with Law.................................................................    16

8.   RELATIONSHIP OF PARTIES..............................................................................    16
     8.1.      Interest in Marks and system...............................................................    16
     8.2.      Independent Status.........................................................................    16
     8.3.      Display of Disclaimer......................................................................    16
     8.4.      Confidentiality............................................................................    16
     8.5.      Indemnification............................................................................    17
     8.6.      Covenant Not to Compete....................................................................    17

9.   TRANSFER OF FRANCHISE................................................................................    18
     9.1.      Purpose of Conditions for Approval of Transfer.............................................    18
     9.2.      Notice of Proposed Transfer................................................................    18
     9.3.      Consent by GREEN BURRITO...................................................................    18
     9.4.      Conditions for Consent to Transfer.........................................................    18
     9.5.      Changes of Ownership Deemed Not To Be Transfers............................................    19
     9.6.      Assignment by GREEN BURRITO................................................................    19

10.  TERMINATION OF FRANCHISE.............................................................................    19
     10.1.     Termination by consent of the Parties......................................................    19
     10.2.     Termination by GREEN BURRITO...............................................................    19
               10.2.1  Acts of Default....................................................................    19
               10.2.2  Notice of Default..................................................................    21
     10.3.     Termination by You.........................................................................    21
     10.4.     Rights and Obligations After Termination...................................................    21

11.  MISCELLANEOUS PROVISIONS.............................................................................    22
     11.1.     Construction of Contract...................................................................    22
     11.2.     Governing Law..............................................................................    22
     11.3.     Notices....................................................................................    22
     11.4.     Amendments.................................................................................    22
     11.5.     Waiver.....................................................................................    22
     11.6.     Integration................................................................................    22
     11.7.     Arbitration/Mediation......................................................................    22
     11.8.     Injunctive Remedy for Breach...............................................................    23
     11.9.     Attorneys' Fees and Costs..................................................................    23
     11.10.    Severability...............................................................................    24
     11.11.    Acceptance by both Parties.................................................................    24
     11.12.    DISCLAIMER OF REPRESENTATIONS..............................................................    25

ATTACHMENT 1.  GB Products List

                           GREEN BURRITO DUAL CONCEPT
                               FRANCHISE AGREEMENT
                           FOR COMPANY OWNED STORE OF
                         CARL KARCHER ENTERPRISES, INC.
                                   **********

                               STORE # __________

1.1.     PARTIES

         This Agreement is signed on ____________ 19____, by and between GB Franchise Corporation, a California corporation ("GREEN BURRITO"), with its principal office in Newport Beach, California, and CARL KARCHER ENTERPRISES, INC., a California corporation, with its principal office in Anaheim, California, in its capacity as a franchisee solely relating to the location described immediately below at Section 1.2 ("You" or "CARL'S JR.").

1.2.     LOCATION.

         This Agreement concerns your restaurant located at ___________________ ________________________________________________, and identified as CARL'S JR.
Store #__________.

                                   2. RECITALS

2.1.     DEVELOPMENT OF SYSTEM.

         GREEN BURRITO is the licensee of certain intellectual property rights, including GREEN BURRITO's Trade Name "The Green Burrito"and the Marks "Green Burrito" and the "The Green Burrito and Design", and has spent a considerable amount of time, effort and money to devise, and continues to develop business methods, technical knowledge and marketing concepts including, but not limited to, trade secrets, commercial ideas, advertising materials, marketing strategies, information on sources of supply, administrative procedures, business forms, distinctive signage, trade dress, and uniforms, and employee training techniques, and goodwill that, taken together, comprise a proprietary System for the operation of Mexican fast-food restaurants.

         In addition to the foregoing, GREEN BURRITO has successfully developed a method for expanding the Franchise Network, and, at the same time, complementing and enhancing the menus and marketing of other restaurants by use of the GB Dual Concept System. This proprietary Dual Concept System, appropriately utilized, allows the insertion of the GB System into an existing restaurant. It allows the conversion to occur in a short period of time, with relatively minor interruption or interference with the existing day-to-day business, complements existing color schemes and decor, occupies only a small portion of existing restaurant preparation and sales space, and efficiently utilizes human and fixed asset resources.

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
2.2.     CARL'S JR. FRANCHISE SYSTEM.

         You are the owner of the CARL'S JR. franchise system. As a franchisor you own and operate restaurants utilizing your own distinctive trademark, service marks, designs, trade names, copyrights, system, goodwill, specialty menus, proprietary products, and method of operation. The distinguishing characteristics of the CARL'S JR. systems includes, without limitation, special recipes and menu items, distinctive design, decor, color scheme, and furnishings; uniform standards; specifications and procedures for operations; consistency and uniformity of products and services offered; procedures for quality control; training and assistance; and advertising and promotional programs. Nothing in this Agreement provides GREEN BURRITO any rights whatsoever in the CARL'S JR. Franchise System, as it is a separate and distinct system from the GREEN BURRITO System both before and after the addition of the Dual Product Concept.

2.3.     OBJECTIVE OF THE PARTIES.

         GREEN BURRITO and CARL'S JR. have analyzed the potential of their respective systems and believe that their respective products and specialty menus, marketed through their respective systems at a CARL'S JR. location, may create synergies and further opportunities for both. Therefore, it is the objective of the parties to insert the GREEN BURRITO System into CARL'S JR. locations so that two systems are operated side-by-side from the same location.

                                 3. DEFINITIONS

         For purposes of this Franchise Agreement, the following words and phrases are defined as follows:

3.1.     AFFILIATE.

         "Affiliate" or "Affiliates" means, in the context of a corporation, a parent corporation, subsidiary corporations, and "Affiliates" as defined by the Internal Revenue Code, associated with either GREEN BURRITO or CARL'S JR.

3.2.     AGREEMENT.

         "The Agreement" or "this Agreement" means this Dual Concept Franchise Agreement, signed on the date set out in Article 1. above.

3.3.     APPROVED LOCATION.

         "Approved Location"or "GB Dual Concept Location" means the location specified in Section 1.2 above, that GREEN BURRITO has, (subject to the Development Agreement between GREEN BURRITO and CARL'S JR.) approved, as a site where you may locate the Franchised Restaurant together with your CARL'S JR. restaurant.

3.4      BREACH.

         As used herein, the term "breach" always infers and implies a "material breach".

3.5.     COMMENCEMENT DATE.

         "Commencement Date" means the date when your Restaurant at the location specified at Section 1.2 above begins to operate under the GB Dual Concept system, or NINETY (90) days after the execution of this Agreement, whichever is sooner.

3.6.     DESIGNATED MANAGER.

         "Designated Manager" means the person whom you appoint as general manager of a Franchised Restaurant, to include substitutes for the General Manager, such as Assistance Managers, or Shift Managers.

3.7.     FRANCHISED BUSINESS/RESTAURANT.

         "Franchised Business" or "Franchised Restaurant" means the aspects of GB Dual Concept enterprise that GREEN BURRITO has authorized you to conduct utilizing the Trade Name, Marks, and System of GREEN BURRITO, at your currently existing business, which utilizes your CARL'S JR. Trade Name, Mark, and System at the Location approved under this Agreement.

3.8.     FRANCHISEE.

         "Franchisee" means "you" or CARL'S JR., which is the person or entity that is named as Franchisee in Article 1 of this Agreement. "Franchisee" means, in addition, all persons or entities that succeed to your interest as the original Franchisee by Transfer or operation of law.

3.9.     CARL'S JR. ORIGINAL FOOD PRODUCTS.

         "CARL'S JR. Food Products" means those CARL'S JR. products, other than beverages, sold under the CARL'S JR. name and trademark offered prior to the execution of this Agreement at the Approved Location or such other CARL'S JR. products as added or modified in the CARL'S JR. menu from time to time, provided no products added by CARL'S JR. shall be Mexican-type products to compete against GREEN BURRITO Products. For purposes of this Agreement, any sandwich comprised of bread or buns and a main component of hamburger, chicken, or fish, even though garnished with traditional Mexican sauces or flavorings, shall not be deemed a Mexican-type product competing against Green Burrito.

3.10.    FRANCHISE NETWORK.

         "Franchise Network" means the network composed of GREEN BURRITO, owners of all free-standing GREEN BURRITO Restaurants, owners of all dual concept GREEN BURRITO restaurants, GREEN BURRITO's Affiliates, and any other persons or business entities that GREEN BURRITO has licensed to use the Trade Name, Marks, System, or any of them.

3.11.    FRANCHISOR.

         "Franchisor"means GB Franchise Corporation or any person or entity to which GREEN BURRITO assigns all or part of its rights and obligations under this Agreement.

3.12.    "GB FOOD PRODUCTS" OR "GREEN BURRITO PRODUCTS".

         "GB Food Products" or "GREEN BURRITO Products" shall mean those products listed on Attachment I hereto.

3.13.    GREEN BURRITO DUAL CONCEPT SYSTEM.

         The GREEN BURRITO Dual Concept System is an operating method which allows the insertion of the GREEN BURRITO concept into another restaurant to operate side-by-side with another restaurant concept within a single structure so that the two concepts may share seating and beverage facilities. See Section
2.1 above.

3.14.    DUAL PRODUCT CONCEPT SYSTEM.

         The Dual Product Concept system as used herein is an operating method which allows the insertion of the GB System into a CARL'S JR. restaurant within a single structure so that the two share seating and beverage facilities. See
Section 2.1 above.

3.15.    GREEN BURRITO.

         "GREEN BURRITO" means GB Franchise Corporation (as it relates only to the Green Burrito dual concept system and GB Food Products) or any person or entity to which GREEN BURRITO assigns all or part of its rights and obligations under this Agreement.

3.16.    GOOD STANDING.

         "Good Standing" means that you are in material compliance and not in default as the term "default" is used in Section 10.2.1 and Section 10.2.2 below.

3.17.    GROSS REVENUE.

         "Gross Revenue" means the total amount of money received by you and your Affiliates, excluding sales tax and income from non-food items, within an accounting period for (a) all food items sold at the Approved Location under the GREEN BURRITO Trade Name or Marks; and (b) GREEN BURRITO's proportionate share of beverage sales sold at the Approved Location. GREEN BURRITO's proportionate share of beverage sales shall be computed during the respective accounting period by comparing the relationship between CARL'S JR. Products (exclusive of beverage sales) and GREEN BURRITO Products (exclusive of beverage sales), and multiplying that percentage times all beverage sales.

3.18.    TRAINING MATERIALS/MANUAL.

         "Training Materials" or "Manual" means the current version of the training materials, manuals, and learning aids that GREEN BURRITO will lend to you during the term of this Agreement to establish and train individuals in the use of the GREEN BURRITO Dual concept, which contain information, forms, and requirements for the establishment and operation of a Franchise Restaurant and for use of GREEN BURRITO's Trade Name and Marks, including any modified manual which may be modified from time to time in the form of a common training manual jointly agreed to by the parties hereto.

3.19.    MARKS.

         "Marks" means selected trade names, trademarks, service marks, logos, logotypes, emblems, indicia of origin, slogans and other commercial symbols licensed by GREEN BURRITO to you under this Agreement.

3.20.    PROPRIETARY PRODUCT.

         "Proprietary Product" means any product that has been manufactured in accordance with GREEN BURRITO's secret recipes that has been packaged or labeled with the GREEN BURRITO Marks.

3.21.    SYSTEM.

         GREEN BURRITO has a franchise system which means the business methods, technical knowledge and marketing concepts licensed by GREEN BURRITO to you under this Agreement, including, but not limited to, the right to use GREEN BURRITO's trade secrets, purchasing arrangements, commercial ideas, advertising materials, marketing strategies, information on sources of supply for GREEN BURRITO food products, administrative procedures, distinctive design, distinctive signage, distinctive decor, distinctive color scheme, distinctive trade dress, distinctive uniforms, and employee training techniques. As used in this Agreement, the term "System" refers to the GREEN BURRITO insert system which allows the insertion of the GREEN BURRITO System into a CARL'S JR. restaurant utilizing the GREEN BURRITO trademark, service mark, trade dress and a modified manual. "System", when used alone or not in conjunction with GREEN BURRITO, does not mean or refer to the CARL'S JR. Franchise System (See Section 2.1) as this Agreement covers only the addition of the GREEN BURRITO System to your location and does not cover the CARL'S JR. System.

3.22.    TERMINATION.

         "Termination" means expiration of this Agreement; non-renewal of this Agreement; or termination, under the circumstances described in Article 10 of this Agreement, of the then-current term of this Agreement prior to its normal expiration date.

3.23.    TRADE NAME.

         "Trade Name" means the commercial name "The Green Burrito."

3.24.    TRANSFER.

         "Transfer" means any sale, gift, or other assignment of all or any part of the rights and obligations of this Agreement or of an interest of the magnitude described in this Section in the Franchised Restaurant. As a corporation, one or more transactions (whether or not they are related) in which there is a cumulative change in beneficial ownership of thirty-four percent (34%) or more of the your voting stock will be deemed to be a Transfer. Notwithstanding the foregoing, a Transfer is not a Transfer between related entities, in which the transferring party owns in excess of 50% of the transferee party; and a transfer will not be deemed to have occurred in the event of the acquisition or merger of franchisee with another company.

3.25.    YOU.

         "You" means the entity that is named as "you" in Article 1 of this Agreement for the location specified at Section 1.2 above. "You" means, in addition, all persons or entities that succeed to the interest of the original franchisee by Transfer or operation of law.

3.26.    UNOCAL.

         Specifically, this Agreement does not cover or address any Carl's Jr./UNOCAL location.

                              4. GRANT OF FRANCHISE

4.1.     GRANTING CLAUSE.

         GREEN BURRITO grants to you and you accept from GREEN BURRITO a franchise to operate a GREEN BURRITO Dual Concept Franchised Restaurant at the Approved Location using the Trade Name, Marks and System in accordance with the terms of this Agreement. GREEN BURRITO expressly reserves all rights in the Trade Name, Marks and System not expressly granted in this Agreement, including, but not limited to, (a) the right to sell food products that have been prepared following GREEN BURRITO's proprietary recipes, through any means of distribution; and (b) the right to operate fast-food restaurants that do sell Mexican food. Nothing herein shall preclude GBFC from owning any restaurant, company, or chain, regardless of the products it features, whether Mexican or otherwise.

         4.1.1 PROTECTED RADIUS. The territorial protection for you is a protected radius of one and one-half (1.5) miles determined on a straight line basis from the approved location ("Protected Area"). GREEN BURRITO agrees not to establish, or to operate or to license or franchise another person or entity, to establish or locate a restaurant within the Protected Area, utilizing the System, nor to allow any other franchisee or company-owned unit using the Trade Name or System to operate or relocate to a site within the Protected Radius as long as you and your affiliates are in Good Standing under this Agreement. Notwithstanding the foregoing, if another CARL'S JR. location is within the 1.5 mile protected radius, GBFC may, if requested by CARL'S JR., grant a GBFC franchise to such CARL'S JR. location.

4.2.     TERM AND RENEWAL.

         4.2.1 INITIAL TERM. The initial term of the Franchise will begin on the Commencement Date and will continue for a period of fifteen (15) years, or the term of your lease, whichever is shorter.

         4.2.2. RELOCATION. You may relocate the GREEN BURRITO Restaurant within the Protected area or anywhere within CARL'S JR. core markets, with GREEN BURRITO's prior written consent, which will not be unreasonably withheld, if the following conditions are substantially fulfilled:

         a. You and your Affiliates are in Good Standing under the Franchise Agreement, any other Agreement between GREEN BURRITO or GREEN BURRITO's Affiliate and you, and the Manual;

         b. You agree to plan, construct, equip, fixturize, and decorate your new CARL'S JR./GREEN BURRITO Restaurant so that the premises meet the standards of appearance and function applicable to the premises of new GREEN BURRITO/CARL'S JR. Restaurants at the time of relocation.

         c. GREEN BURRITO has given its prior written approval to the new site and the provisions of the lease for the new premises;

         d. You have satisfied GREEN BURRITO on any protected territory issue conflicts in existence at the time of relocation.

         Notwithstanding the foregoing, if you determine the location is no longer commercially reasonable, and you elect to relocate, you may do so with adherence to only Section 4.2.2.(d) immediately above.

         4.2.3. RENEWAL. You will have the right to renew the Franchise for one
(1) consecutive ten (10) year term on the same terms and conditions, if at the time of renewal the following conditions are fulfilled:

         a. You and your Affiliates are in Good Standing under this Agreement, any other Agreement between GREEN BURRITO or GREEN BURRITO's Affiliate and you, and the Manual;

         b. You have notified GREEN BURRITO in writing at least one hundred eighty (180) days before the expiration date of this Agreement of your desire to renew;

         c. You and any Affiliates that have signed this Agreement have signed an extension of the Franchise Agreement not less than thirty (30) days before the expiration of this Agreement;

         d. You must, before commencement of the renewal term, at your own expense, remodel, modernize and redecorate the Franchise Restaurant premises and replace and modernize the fixtures, equipment, and signage used in the Franchised Restaurant so that the premises of the Franchised Restaurant meet the standards of appearance and function applicable to the premises of new franchised businesses of GREEN BURRITO and CARL'S JR. at the time of renewal;

         e. You have renewed or have the right to renew the lease for the Approved Location;

         f. You have paid any initial franchise fees abated at the beginning of this Agreement as a result of a proration of the franchise fee due GREEN BURRITO to reflect a term of years less than fifteen (15) in order to correspond with your lease at the Approved Location.

                            5. SERVICES TO FRANCHISEE

         GREEN BURRITO agrees to perform the following services for you, if you are, at the time when service is to be rendered in Good Standing under this Agreement, any other Agreement with GREEN BURRITO or GREEN BURRITO's Affiliate, and the Manual:

5.1.     LAY-OUT AND DECOR.

         CARL'S JR. will, if possible, and without undue cost or burden, agree upon the incremental equipment to be added and installed at the Approved Location, and installation will proceed in accordance with plans and/or schematics mutually approved in writing by GREEN BURRITO and CARL'S JR., which approval will not be unreasonably withheld.

5.2.     TRAINING.

         5.2.1. INITIAL TRAINING. GREEN BURRITO has provided CARL'S JR. management and selected personnel with sufficient training in the operation of Franchised Business under the GREEN BURRITO System. Before the opening of your Franchised Business at the Approved Location, you, under the supervision of GREEN BURRITO will provide to your management selected for the Approved Location an initial training program in the operation of the Franchised Business under GREEN BURRITO's System. Your Designated Manager for the Approved Location will attend and successfully complete the training program to the satisfaction of you and GREEN BURRITO before opening of a Franchised Restaurant at that location. If the employment of a Designated Manager is ended, you must employ a new Designated Manager within thirty (30) days who must successfully complete an initial training program before starting work.

         5.2.2. CONTINUING EDUCATION. GREEN BURRITO may offer continuing education programs on matters related to the operation or promotion of the Franchised Restaurant on a mandatory basis, as it deems appropriate for no additional charge other than your payment of your incidental costs.

5.3.     CONSULTATION AND SUPERVISION.

         GREEN BURRITO, for no additional charge, will make its personnel available to you for as much consultation, at the Approved Location, in regard to the establishment and opening promotion of the Franchised Restaurant as GREEN BURRITO in its reasonable discretion deems necessary. In addition, GREEN BURRITO, for no additional charge, will make its personnel available to Franchisee for a reasonable amount of consultation by telephone, telecopier, or in person at GREEN BURRITO's headquarters during the term of this Agreement. Also, GREEN BURRITO's operations consultants will provide on-site supervision for one (1) week after opening of your first Approved Location at no additional charge.

5.4.     TRAINING MATERIALS/MANUAL.

         In connection with training your personnel, GREEN BURRITO will lend you Training Materials and/or a Manual. GREEN BURRITO will revise the Manual from time to time and will distribute up-dated pages containing these revisions to you. If there is any dispute regarding the contents of the Training Materials or Manual at any point, GREEN BURRITO's master copy of the Materials will be dispositive. GREEN BURRITO and CARL'S JR. will, as soon as practical, mutually develop a common training manual to integrate training for the combined CARL'S JR./GREEN BURRITO Dual Concept location.

5.5.     ADVERTISING.

         5.5.1. ADVERTISING FUND. GREEN BURRITO will have no duty to administer an Advertising fund. CARL'S JR. will in good faith and as part of its overall advertising, promote GREEN BURRITO. As part of CARL'S JR. overall advertising and marketing efforts, CARL'S JR. will utilize GREEN BURRITO approved advertising to the extent CARL'S JR. deems appropriate and necessary to achieve satisfactory sales level of GREEN BURRITO products. This Section does not require CARL'S JR. to advertise GREEN BURRITO every time it advertises CARL'S JR.

         GREEN BURRITO shall have the opportunity to submit advertising and marketing concepts and proposals to CARL'S JR. which shall be considered in good faith by CARL'S JR. in the development of its CARL'S JR./GREEN BURRITO marketing schemes. GREEN BURRITO shall have the right to review and approve the CARL'S JR. proposed advertisements and promotions of GREEN BURRITO which approvals shall not be unreasonably withheld by GREEN BURRITO.

         To the extent funds are expended by CARL'S JR. for advertisement/marketing by CARL'S JR., they will be applied in a manner which is no way disparages or diminishes the GREEN BURRITO trade names and trademarks.

5.6.     SUGGESTED SUPPLIERS.

         With respect to GREEN BURRITO Food Products and equipment, GREEN BURRITO will provide to you in the Manual or otherwise in writing, a list of names and addresses of suppliers of goods and services that currently meet GREEN BURRITO standards and specifications. In advising you of suppliers which meet its standards and specifications, GREEN BURRITO expressly disclaims any warranties or representations as to the condition of the goods or services sold by such suppliers, including, without limitation, express or implied warranties as to merchantability or fitness for any intended purpose. You agree to look solely to the manufacturer of goods or the supplier of services for the remedy for any defect in the goods or services, except for GREEN BURRITO's negligence or wilful conduct.

         If you desire to purchase any products from an unapproved supplier, you shall submit to GREEN BURRITO a written request for such approval, or shall request the supplier itself to do so. GREEN BURRITO shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to GREEN BURRITO or to an independent laboratory designated by GREEN BURRITO for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by you or the supplier. GREEN BURRITO reserves the right, at its option, to approve or disapprove the supplier, to reinspect from time to time the facilities and products of any such approved supplier to revoke an approval already given upon the supplier's failure to continue to meet any of GREEN BURRITO's then-current criteria.

5.7.     PROPRIETARY PRODUCT AVAILABILITY.

         GREEN BURRITO, will sue all reasonable efforts to ensure that GREEN BURRITO, its Affiliate, or a designated supplier will at all times have a supply of Proprietary Products available for sale to you.

                            6. PAYMENTS BY FRANCHISEE

6.1.     INITIAL FEE.

         subject to Section 6.2 below, on the day your commence selling GBFC products at the approved location, you must pay GREEN BURRITO in cash other form of payment acceptable to GREEN BURRITO an initial fee of Seven Thousand Five Hundred Dollars ($7,500.00). The initial fee is non-refundable.

6.2.     INITIAL FEE PRORATION.

         If the term of the lease (including renewal options) from a third party not controlled or influenced by you is less than fifteen (15) years, then GREEN BURRITO will pro-rate the Initial Fee to reflect the number of years remaining in the lease term compared to the 15-year term of the franchise. The portion not paid due to proration will be deferred and due prior to any renewal of this Agreement by GREEN BURRITO. If there is no renewal, then no amount deferred is due.

6.3.     ROYALTIES.

         You must pay GREEN BURRITO a weekly royalty of four percent (4%) of the weekly Gross Revenue (as defined at Section 3.15 above) of the Franchised Restaurant, calculated on the basis of Gross Revenue received by you in the immediately preceding week. Your obligation to pay ongoing weekly royalties will start with the Commencement Date of this Agreement. You must submit to GREEN BURRITO with each royalty payment a weekly statement of Gross Revenue calculations, and other date in the form specified in the Manual.

16.4.    AUDIT.

         GREEN BURRITO will have the right during normal working hours to audit your books and records with respect to the Franchised Restaurant. If an audit discloses an underpayment of royalties payable under this Agreement, you must immediately pay GREEN BURRITO an amount equal to the underpayment and past interest accrued on the amount underpaid in accordance with the preceding section. In addition, if the underpayment exceeds five percent (5%) of the total royalty payable for any period covered under the audit, you must reimburse GREEN BURRITO for all expenses actually incurred by GREEN BURRITO in connection with the audit.

6.5.     TRAINING FEES AND COSTS.

         GREEN BURRITO may reasonably require you to attend continuing education programs at GREEN BURRITO's cost. You will pay costs of travel, lodging, meals and other incidental expenses incurred by you or your employees for all training offered by GREEN BURRITO.

6.6.     RELOCATION FEE.

         No Relocation Fee will be charged.

6.7.     RENEWAL FEE.

         As a condition of renewal of this franchise, you must pay, at the time of signing a renewal of the franchise agreement for the renewal term, any initial fee deferred as a result of pro-ration as described above in Section 6.2.

6.8.     TRANSFER FEE.

         As a condition of Transfer of this franchise, you must pay, prior to or at the time of Transfer, a transfer fee of up to Five Thousand Dollars ($5,000) to reimburse GREEN BURRITO for its actual legal and administrative costs in connection with the Transfer, unless the transfer is to an affiliate in which event no transfer fee shall apply.

6.9.     INTEREST ON LATE PAYMENTS.

         Any payment not received by GREEN BURRITO when due will bear interest at eighteen percent (18%) per year or at the highest rate allowed by applicable law on the date when payment is due, whichever is less. Interest charges on late payments are intended to partially compensate GREEN BURRITO for loss of use of the funds and for internal administrative costs resulting from late payment which would otherwise be difficult to measure with precision. The fact that such charges are imposed should not be construed as a waiver of GREEN BURRITO's right to timely payment.

                          7. OBLIGATIONS OF FRANCHISEE

7.1.     USE OF TRADE NAME AND MARKS.

         7.1.1. CONTEXT. The GREEN BURRITO Dual Concept contemplates products bearing different Trade Names and Trademarks will be sold side-by-side. You agree to utilize the GREEN BURRITO Trade Name and Marks only in the operation of a Franchised Restaurant at the Approved Location. You will not use any other trade name or marks to identify or describe the Franchised Business unless GREEN BURRITO and you have mutually agreed to do so in writing, nor will GREEN BURRITO utilize your trademarks or trade names for any purpose other than in relation to the Dual Product Concept System. In addition, both parties agree to comply with the terms and conditions of Section 7.1.3. below in connection with the use of any trademark or trade name.

         7.1.2. CHANGE IN TRADE NAMES AND MARKS. The parties have invested substantial time, energy, and money in the promotion and protection of its Trade Name and other Marks as they exist on the Commencement Date. Neither has any present intention of altering them. However, both parties recognizer that rights in intangible property such as the Trade Name and Marks are often difficult to establish and defend and that changes in the cultural and economic environment within which the System operates may make changes in the Trade Name and Marks desirable or necessary. Both parties understand that each other therefore reserves the right to change its Trade Name and Marks and the specifications for each when either believes that the changes will benefit the Franchise Network. Each party agrees to conform to any such changes.

         7.1.3. ADVERTISING MATERIALS. CARL'S JR. desires to utilize its own creative department or consultants for development of promotional materials for CARL'S JR./GREEN BURRITO. Recognizing the context of the dual Product Concept System, the parties agree to submit to each other copies of all regional advertising materials at least two (2) weeks before the first time those materials are broadcast or published. The receiving party shall review the materials within a reasonable time and will promptly notify the sending party whether it approves or rejects them.Approval will not be unreasonably withheld, and if no objection is registered within ten (10) business days, the materials shall be deemed approved. Advertising materials of a local nature shall be submitted five (5) days in advance of the first broadcast or publication, and if no objection is registered within three (3) business days, the materials shall be deemed approved. for purposes of this paragraph, advertising materials that differ from previously approved materials only in such variables as date, price, or names of products will be considered to be previously approved. However, even if a party has approval for specific materials, it may later withdraw its approval if it reasonably believes it necessary to make the advertising conform to changes in the System or to correct unacceptable features, including, but not limited to, intentional or negligent misrepresentation.

         7.1.4. LEGAL PROTECTION. Each party agrees to notify the other immediately in writing if either becomes aware of any unauthorized use of the other's Trade Name, Marks, or System. We will also promptly notify each other in writing of any claim, demand, or suit against either of us based upon or arising in connection with the use of the other's Trade Name, Marks or System. In any action or proceeding arising from or in connection with any such claim, demand, or suit involving either of our Trade Names, Marks, or Systems, the owner of the respective Trade Name, Mark, or System will prosecute or defend same and indemnify the other and hold the other harmless from same. We agree that the respective owner will select legal counsel and will control the proceedings.

7.2.     QUALITY CONTROL.

         7.2.1. OPENING. You may not open the Franchised Restaurant under the GREEN BURRITO Dual Concept system until GREEN BURRITO certifies in writing that, in the view of its management, you and your employees are prepared to open. BY CERTIFYING THAT GREEN BURRITO'S MANAGEMENT BELIEVES THE RESTAURANT IS PREPARED TO BEGIN OPERATION, GREEN BURRITO DOES NOT WARRANT THAT THE FRANCHISED RESTAURANT WILL BE SUCCESSFUL.

         7.2.2. COMPLIANCE WITH MANUAL. You must operate the Franchised Restaurant in compliance with the standards and specifications set out by GREEN BURRITO in the Manual or otherwise in writing. Employees working in he GREEN BURRITO area of the Restaurant where they are visible to the public, other than the Designated Manager, must wear designated and approved uniforms which have the approval of CARL'S JR. and GREEN BURRITO. CARL'S JR. and GREEN BURRITO will, in good faith, approve uniforms which reasonably depict the association and presence of both CARL'S JR. and GREEN BURRITO. GREEN BURRITO may make changes in the GREEN BURRITO standards and specification, when, in GREEN BURRITO's reasonable discretion, change is needed for the continued success and development of the Franchise Network. These changes may necessitate the purchase of equipment, supplies, furnishings or other goods, completion of additional training by your employees, or other cost to you. You must always keep your copy of the Manual current by inserting in it revised pages given to you by GREEN BURRITO and deleting superseded pages. If there is any dispute as to the requirements of the Manual at any point in time, the terms of the master copy of the Manual maintained by GREEN BURRITO will control.

         7.2.3. PRODUCTS AND SERVICES OFFERED. You must offer and sell a minimum of fifteen (15) GREEN BURRITO Products listed in Attachment 1 to this Agreement. Except for existing CARL'S JR. Mexican offerings set forth on Attachment 2, and the CARL'S JR. Original Food Products defined at Section 3.9 above, you may serve only those Mexican food products that GREEN BURRITO has authorized you to provide. Except for Proprietary Products, you may purchase products that are to be sold or used in the Franchised Restaurant from any source that has been approved by GREEN BURRITO. If you wish to use or sell any product which is sold by a supplier not previously approved by GREEN BURRITO, you should advise GREEN BURRITO of this fact and, upon GREEN BURRITO's request, give GREEN BURRITO product specifications, sample products, and/or information about the supplier. GREEN BURRITO will within fifteen (15) days communicate to you either its approval of the supplier or its reasons for withholding its approval. Silence may not be construed as consent. As a condition of approving a supplier or product, GREEN BURRITO will require you to reimburse it for any expenses reasonably incurred by GREEN BURRITO in inspecting the suppliers premises, checking the supplier's credentials, or testing the product. As a condition of approving a supplier of any product that bears the Trade Name or Marks, GREEN BURRITO may require that the supplier sign GREEN BURRITO's License Agreement. GREEN BURRITO may withdraw its approval of a supplier or product if it no longer meets GREEN BURRITO's standards.

         7.2.4. CUSTOMER SATISFACTION PROGRAM. You must distribute customer response cards in the form prescribed by GREEN BURRITO or CARL'S JR.'s own form, provided same is approved by GREEN BURRITO with respect to GREEN BURRITO items, for return by customers to CARL'S JR. and GREEN BURRITO. If your scores from the customer response cards do not meet GREEN BURRITO's currently effective standards, as described in the Manual, GREEN BURRITO will suggest ways in which you can improve its scores. If you does not take immediate, effective steps to bring your operation up to GREEN BURRITO's standards, your failure to do so will constitute a material breach of this Agreement.

         7.2.5. INSPECTION. CARL'S JR. will conduct periodic quality control inspections. In addition, GREEN BURRITO may conduct periodic quality control inspections of the Franchised Restaurant during normal business hours. Quality control inspections may be made with or without prior notice and with or without CARL'S JR. representatives present. In addition, you will cooperate with GREEN BURRITO in undertaking an annual Franchise Business Review; results of the review will be used by GREEN BURRITO in advising you how to improve store performance as well as assessing compliance with system standards.

         7.2.6. USE OF PROPRIETARY PRODUCTS. Certain of the proprietary products used in the Franchised Restaurant are unique and their formula and manufacturing processes constitute trade secrets integral to the success of the System. Proprietary products include but are not limited to corn or flour tortillas, corn or flour taco shells, bean mix, meat mixes, spices and seasonings, guacamole recipe, cheese mixes and sauces. The Proprietary Products must be used as prescribed. You may purchase the proprietary products only from GREEN BURRITO, its Affiliate, or a designated vendor. Use or sale of any substitute for the Proprietary Products is a material breach of this Agreement and will result in its immediate Termination, unless such products are not available to you.

         7.2.7. NOTIFICATION OF COMPLAINTS. You will notify GREEN BURRITO promptly if you are served with a complaint in any material legal proceeding that is in any way related to the Franchised Restaurant or if you become aware that you are the subject of any complaint to or investigation by a governmental licensing authority or consumer protection agency.

7.3      PERSONNEL.

         7.3.1. MANAGEMENT. The parties recognize that the Designated Manager will manage the entire CARL'S JR./GREEN BURRITO Dual Concept restaurants at the Approved Location and that a second manager will not be required. Your Designated Manager must devote sufficient time and effort to the management and operation of the Franchised Restaurant to operate it in accordance with GREEN BURRITO's standards. The Designated Manager or another employee who has successfully completed GREEN BURRITO's initial training program must be present at the Approved Location whenever the Franchised Restaurant is open for business. If GREEN BURRITO, reasonably believes that a Designated Manager is not properly performing his duties, GREEN BURRITO will advise you and you will take reasonable steps to correct the situation. You must keep GREEN BURRITO informed as to the identity of your Designated Manager(s). Upon the termination of employment of a Designated Manager, you must appoint a successor within sixty
(60) days. Any successor Designated Manager must successfully complete the training program conducted by GREEN BURRITO before starting work in the Franchised Restaurant.

         7.3.2. EMPLOYEES. You will maintain at all times a staff of trained employees sufficient to operate the Franchised Restaurant to meet GREEN BURRITO's standards. During the term of this Agreement and for one year after its termination, you agree that you will not, directly or indirectly or by action in concert with others, induce or influence or seek to induce or influence any person who is engaged as an employee by GREEN BURRITO or any other GREEN BURRITO franchisee to (a) end his or her engagement or employment; and (b) to work for another member of the Franchise Network or former member of the Franchise Network.

7.4.     LOCAL ADVERTISING.

         You will reasonably include GREEN BURRITO in your local advertising and marketing promotions that you carry for CARL'S JR. purposes. This does not obligate you to include GREEN BURRITO in all advertising and marketing promotions. for purposes of this paragraph, "local advertising" means advertising that is primarily directed to persons or entities within the geographic area where the Franchised Restaurant is located.

7.5.     FINANCIAL INFORMATION.

         7.5.1. RECORDS. You must record all sales and all receipts of revenue on individual machine serial-numbered guest checks. Cash registers must validate the receipts that are presented at the time of sale to your customers. You must retain, at a reasonably accessible location, daily sales reporting forms and accompanying cash register tapes for at least three (3) years after the dates of sale. If, for any reason, your cash register must be repaired, you will use your best efforts to obtain a replacement cash register must be used in its absence.

         7.5.2. REPORTS. You will submit to GREEN BURRITO, on or before the fifteenth (15th) day of each month, financial reports on the income and expenses of the Franchised Restaurant in a format which demonstrates GREEN BURRITO revenues, total beverages, and costs of sales for GBFC sales. In addition, you shall, upon request, provide additional data reasonably required to confirm that you are complying with your obligations under this Agreement, and to aid in the formulation of forecasts, analysis and trends.

7.6.     INSURANCE.

         You represent that you are either self-insured or maintain an policy or policies of comprehensive public liability insurance including product liability coverage, covering all Franchise Restaurant's assets, personnel, and activities. You are self-insured or also carry casualty insurance.

In addition, you are self-insured or maintain policies of worker's compensation insurance, disability insurance and all other types of insurance required by applicable law.

7.7.     FINANCIAL AND LEGAL RESPONSIBILITY.

         7.7.1. COMPLIANCE WITH LAW. You must comply with all federal, state, and local laws and regulations pertaining, directly or indirectly, to the Franchised Restaurant. You must keep current all licenses, permits, bonds, and deposits made to or required by any governmental agency in connection with the operation of the Franchised Restaurant.

                           8. RELATIONSHIP OF PARTIES

8.1.     INTEREST IN MARKS AND SYSTEM.

         Neither party will, at any time, do or cause to be done anything contesting or impairing the other's interest in its trade name, service marks, trademarks, logos, emblems, indicia of origin, slogans, or system. Neither party acquires any rights in any of these things except for each party's right to use them in accordance with the express terms of this Agreement. Each party retains the right to grant other franchises or licenses to use its own trade name, marks and system upon any terms that party wishes, except is limited by the Development Agreement.

8.2.     INDEPENDENT STATUS.

         You are an independent legal entity and will make this fact clear in your dealings with suppliers, lessors, government agencies, employees, customers and others. You will rely on your own knowledge and judgment in making business decisions, subject only to the requirements of this Agreement and the Manual. You may not expressly or impliedly hold yourself out as an employee, partner, shareholder, joint venturer or representative of GREEN BURRITO, no may you expressly or impliedly state or suggest that you have the right or power to bind GREEN BURRITO or to incur any liability on GREEN BURRITO'S behalf, except as permitted by your appointment as a Master Franchisee pursuant to the Development Agreement. If you are a corporation, you will not use the Trade Name as part of your corporate name.

8.3.     DISPLAY OF DISCLAIMER.

         When appropriate, either party will make such disclaimers as necessary to reflect their independent status.

8.4.     CONFIDENTIALITY.

         You acknowledge and agree that the information, ideas, forms, marketing plans and other materials disclosed to you under this Agreement, whether or not included in the Manual, are confidential and proprietary information and trade secrets of GREEN BURRITO. In particular, certain proprietary recipes are key in differentiating GREEN BURRITO restaurants from their competitors. You agree to maintain the confidentiality of all such material. You will not disclose any such information to any third party, except to your employees and agents as necessary in the regular conduct of the Franchised Restaurant and except as authorized in writing by GREEN BURRITO. You will be responsible for requiring compliance of your Affiliates with the provisions of this section. Notwithstanding the foregoing, this Section does not restrict the disclosure of anything that is public or becomes public, or is generally known in the restaurant industry or that is acquired in the normal course of business by you or from a source other than GREEN BURRITO or required to be disclosed by law or legal compulsion.

8.5.     INDEMNIFICATION.

         Each party will indemnify and hold the other harmless from all expenses or liabilities of any kind arising from or in any way connected to the indemnitor's actions pursuant to this Agreement. If either party is made a party to a legal proceeding in connection with an action of the other, then either party may hire counsel to protect its interests and bill the other party for all costs and expenses incurred by that party. Each party will promptly reimburse the other for such fees.

8.6.     COVENANT NOT TO COMPETE.

         During the term of this Agreement and for a period of four (4) years thereafter, you and your affiliates will not feature or operate in this location, or dual concept in this location, any concept which you develop, own, operate, or are a licensee thereof, if that concept features Mexican food as its main menu attraction which is similar to the GBFC Mexican products and concepts. Nothing herein shall preclude you from selling those Mexican offerings which were listed on your menu prior to August 9, 1994. for purposes of this agreement, any sandwich comprised of bread or buns and a main component of hamburger, chicken, or fish, even though garnished with traditional Mexican sauces or flavorings, shall not be deemed a Mexican-type product competing against Green Burrito.

         Nothing herein shall preclude you from owning any restaurant, company, or chain, regardless of the products it features, whether Mexican or otherwise, provided the first sentence of this Section is adhered to by you and your affiliates.

         This covenant shall cease:

         A. In the event GBFC files voluntarily or involuntarily for protection under the Bankruptcy laws;

                  (i) If an involuntary bankruptcy, one (1) year after filing if GBFC is not relieved within ninety (90) days; and

                  (ii)     If voluntary, one (1) year after filing.

         B. In the event of a material breach by GBFC under this Agreement.

                            9. TRANSFER OF FRANCHISE

9.1.     PURPOSE OF CONDITIONS FOR APPROVAL OF TRANSFER.

         GREEN BURRITO's grant of this Franchise is made in reliance upon your integrity, ability, experience and financial resources. Neither the franchise nor the Franchised Restaurant operated under it may be transferred unless you have first obtained GREEN BURRITO's written consent, which will not be unreasonably withheld. In order to ensure that no Transfer jeopardizes the Trade Name, the Marks, or GREEN BURRITO's interest in the successful operation of the Franchised Restaurant, GREEN BURRITO will consent to a Transfer only if you comply with the provisions of Section 9.2 and 9.3 of this Agreement and if the conditions described in Section 9.5 are fulfilled.

9.2.     NOTICE OF PROPOSED TRANSFER.

         If you wish to Transfer this franchise, you will submit to GREEN
BURRITO: (a) the form of franchise purchase application currently in use by GREEN BURRITO completed by the prospective transferee; and (b) a written notice, setting forth all the terms and conditions of the proposed Transfer.

9.3      CONSENT BY GREEN BURRITO.

         GREEN BURRITO must respond to your written notice within fifteen (15) days after receiving it, or, if GREEN BURRITO requests additional information, within the later date of fifteen (15) after receipt of the additional information or the final day of the original fifteen (15) day period. GREEN BURRITO may either consent to the Transfer or tell you its reason for refusing consent. Silence will not be construed as consent. If GREEN BURRITO consents, then you may transfer the interest described in the notice only to the named transferee and only upon the terms and conditions set forth in the notice. Consent by GREEN BURRITO to a particular Transfer will not constitute consent to any other or subsequent Transfer.

9.4.     CONDITIONS FOR CONSENT TO TRANSFER.

         The consent of GREEN BURRITO is subject to certain conditions, including but not limited to:

         (a) Satisfaction of GREEN BURRITO that the proposed transferee meets all of the criteria of character, business experience, financial responsibility, net worth and other standards that GREEN BURRITO customarily applies to new franchisees at the time of Transfer;

         (b)      Payment of all your outstanding debts to GREEN BURRITO;

         (c) Cure of all defaults under the Franchise Agreement, any other agreement between GREEN BURRITO and you and your affiliates, and the Manual;

         (d) Signing by transferee of the then-current form of Franchise Agreement, amended to shorten the term to the remainder of your current term and to waive payment of an initial fee by the proposed transferee;

         (e) Payment by you of the transfer fee described in Article 6 of this Agreement;

         (f) Completion by the transferee of GREEN BURRITO's initial training program to GREEN BURRITO's satisfaction;

         (g) Signing of a general release of claims by you in favor of GREEN BURRITO;

         (h) Your transferring the other restaurant operated jointly with your GREEN BURRITO Restaurant at the Approved Location to the same transferee; and

         (i) GREEN BURRITO's determination, after review of the Transfer Agreement, that its terms allow the transferee a reasonable chance of success. BY MAKING SUCH A DETERMINATION, GREEN BURRITO DOES NOT WARRANT THAT THE TRANSFEREE WILL BE SUCCESSFUL. SUCCESS IS DEPENDENT ON A NUMBER OF FACTORS, INCLUDING YOUR HARD WORK AND ABILITY AND GENERAL ECONOMIC CONDITIONS, THAT ARE NOT UNDER GREEN BURRITO'S CONTROL.

9.5.     CHANGES OF OWNERSHIP DEEMED NOT TO BE TRANSFERS.

         As used in this Agreement, the term "Transfer" does not mean an assignment to any business entity or any other corporate reorganization if the beneficial ownership of the business entity immediately following the assignment or reorganization is at least 50% or more in the same proportions as the beneficial ownership immediately prior to the assignment or reorganization; provided, however, that no such assignment or reorganization will relieve the original party of any of its obligations under this Agreement or in the event of a merger, there shall be no deemed transfer. Information on the identity of the shareholders and officers of the corporation, the percentage of ownership, and the address where corporate records are maintained must be submitted promptly to GREEN BURRITO.

         You do not need GREEN BURRITO's consent for a non-Transfer assignment.

9.6.     ASSIGNMENT BY GREEN BURRITO.

         GREEN BURRITO may assign this Agreement or any rights or obligations created by it at any time without the consent of you upon the following conditions: (a) the assignee is financially responsible; (b) has comparable or better integrity than GREEN BURRITO; (c) the assignee can perform GREEN BURRITO's obligations under this Agreement; (d) the assignee expressly agrees in writing to assume GREEN BURRITO's obligations under this Agreement; and (e) the assignee is not a CARL'S JR. competitor.

                          10. TERMINATION OF FRANCHISE

10.1.    TERMINATION BY CONSENT OF THE PARTIES.

         This Agreement may be terminated upon the mutual written consent of the parties.

10.2.    TERMINATION BY GREEN BURRITO

         10.2.2. ACTS OF DEFAULT. Upon the occurrence of any of the following defaults, GREEN BURRITO, at its option, may terminate this Agreement:

         (a) If you misuse the Marks or the System or engage in conduct which reflects materially and unfavorably upon the goodwill associated with them;

         (b) If you or any of your Affiliates has any direct or indirect interest in the ownership or operation of any business that is confusingly similar to the Franchised Restaurant or uses the System or the Marks;

         (c) If you repetitively fail to submit to GREEN BURRITO in a timely manner any information you are required to submit under this Agreement;

         (d) If you fail to begin operation of the Franchised Restaurant by the Commencement Date of this Agreement, or if you fail to operate the Franchised Restaurant in accordance with this Agreement and the Manual;

         (e) If you attempt to assign your rights under this Agreement in any manner not authorized by this Agreement;

         (f) If you or your Affiliate have made any material misrepresentation in connection with the acquisition of the Franchised Restaurant or to induce GREEN BURRITO to enter into this Agreement;

         (g) If you act without GREEN BURRITO's prior written approval or consent in regard to a matter for which GREEN BURRITO's prior written approval or consent is expressly required by this Agreement;

         (h) If you default in the performance of any material obligation under this Agreement or any other agreement with GREEN BURRITO;

         (i) If you cease to operate the Franchised Restaurant, unless: (i) operations are suspended for a period of no more than one hundred eighty (180) days; (ii) the suspension was caused by fire, condemnation, or act of God; and (iii) a lease termination.

         (j) If you fail to permanently correct a breach of this Agreement or to meet the standards set out in the Manual after being twice requested in writing by GREEN BURRITO to correct the problem in any twelve- (12-) month period;

         (k) If you fail to make any payment when due under this Agreement or any other agreement between you and GREEN BURRITO or an Affiliate of GREEN BURRITO;

         (l) If GREEN BURRITO learns that the operation of the Franchised Restaurant poses a threat to public health or safety;

         (m) Except as otherwise required by the United States Bankruptcy Code, if you become insolvent, are adjudicated a bankrupt; or

         (n) If you are convicted of a felony or any criminal misconduct which is relevant to the operation of the Franchised Restaurant.

         10.2.2. NOTICE OF DEFAULT. Termination will be effective thirty (30) days after written notice of default is given to you if any of the defaults described in subsections (a) through (j) above has not been cured. Termination will be effective ten (10) days after written notice is given to you if the default described in subsection (k) has not been cured. Termination will be effective immediately upon written notice to you if any of the defaults described in subsections (l) through (o) above occurs.

10.30    TERMINATION BY YOU.

         If you determine it is no longer commercially reasonable to continue to operate the Franchised Restaurant, you may elect to terminate this Agreement upon ninety (90) days' written notice to GREEN BURRITO if the conditions of the next section of this Agreement, entitled "Rights and Obligations After Termination," are met in full within the specified time periods.

         For purposes of this Agreement, GREEN BURRITO will agree that it is no longer commercially reasonable to operate the Franchised Business if you are not in breach, are operating in good faith to promote the sale of Green Burrito products, and notwithstanding your efforts the total royalties payable by you for GBFC sales are less than $3,000 for the trailing 12-month period.

10.4.    RIGHT AND OBLIGATIONS AFTER TERMINATION.

         Upon termination of this Agreement for any reason, the parties will have the following rights and obligations:

         (a) GREEN BURRITO will have no further obligations under this Agreement, except for indemnity, nondisclosure, and protected areas, or other obligations arising from a GREEN BURRITO breach;

         (b) You must give GREEN BURRITO a final accounting for the Franchised Restaurant; pay GREEN BURRITO, within thirty (30) days after Termination, all payments due to GREEN BURRITO; and return the Manual and any other items belonging to GREEN BURRITO to GREEN BURRITO;

         (c) You must immediately and permanently cease the use of the Marks or any confusingly similar marks, the System, and advertising, signs, stationery, or forms that bear identifying marks or colors that might give others the impression that you are operating a Franchised Restaurant;

         (d) You must promptly sign any documents and take any steps that in the judgment of GREEN BURRITO are necessary to delete your listings from classified telephone directories, and terminate all other references that indicate you is or ever was associated with the GREEN BURRITO; by signing this Agreement, you irrevocably appoints GREEN BURRITO its attorney-in-fact to take the actions described in this paragraph if you do not do so within seven (7) days after Termination of this Agreement.

         (e) You must maintain all records required by GREEN BURRITO pursuant to this Agreement for a period of not less than ninety (90) days after final payment of any amounts you owes to GREEN BURRITO when this Agreement is Terminated.

         (f) You must comply with the provisions of Section 8.6 above (covenant Not to Compete).

         If the franchise granted in this Agreement is terminated because of default, the rights of the parties described above will not necessarily be the parties' exclusive remedies, but will instead supplement any other equitable or legal remedies available to the parties. Termination of this Agreement will not extinguish any obligation of either party that has accrued prior to Termination. If this Agreement is terminated because of a material default, nothing in this section will be construed to deprive either party of the right to recover damages as compensation for lost profits. All obligations of the parties which by their terms or by reasonable implication are to be performed in whole or in part after Termination will survive Termination.

                          11. MISCELLANEOUS PROVISIONS

11.1.    CONSTRUCTION OF CONTRACT.

         Section headings in this Agreement are for reference purposes only and will not in any way modify the statements contained in any section of this Agreement. Each word in this Agreement will be deemed to include any number or gender that the context requires. If there is any conflict between this Agreement and the Manual, this Agreement will control.

11.1.    GOVERNING LAW.

         This Agreement is made in the state where the franchise is to be operated and its provisions will be governed by and interpreted under the laws of that State, with the following exception; the arbitration clause will be governed by and interpreted in accordance with the Federal Arbitration Act.

11.3.    NOTICES.

         The parties to this Agreement should direct any notices to the other party at the address below that party's name on the final page of this Agreement or at another address if advised in writing that the address has been changed. Notice may be delivered by facsimile (with simultaneous posting of a copy by first class mail), courier, or first class mail. Notice by facsimile will be deemed delivered upon transmission; by courier, upon delivery; and by first class mail, three days after posting. Notice of Termination or non-renewal must be given by a receipted form of delivery.

11.4.    AMENDMENTS.

         This Agreement may be amended only by a document signed by all of the parties to this Agreement or by their authorized agents.

11.5.    WAIVER.

         Waiver of any breach of this Agreement will not be interpreted as a waiver of any subsequent breach.

11.6.    INTEGRATION.

         This Agreement, any exhibits or attachments to it constitute the entire agreement between the parties concerning the franchise granted under this Agreement. All prior and contemporaneous agreements and representations are superseded by it.

11.7.    ARBITRATION/MEDIATION.

         Any dispute arising out of or in connection with this Agreement will be determined in accordance with the then current rules for commercial arbitration and mediation of the Judicial Arbitration and Mediation Services, Inc. (JAMS). The location shall be any city in which JAMS maintains an office, other than in the State of California for purposes of neutrality and eliminating conflicts of interest, unless agreed to the contrary by both parties. Both parties prefer a neutral location, with the further provision that neither party prefers a city on the East coast or West Coast. If JAMS maintains an office in Phoenix, Arizona, or Denver, Colorado, both parties acknowledge those cities as preferable locations. The arbitrator will have the power and obligation to grant injunctive relief on a provisional or permanent basis, in addition to any other relief that is available, if the Trade Name, Marks, or goodwill of either parties' Franchise Network are jeopardized or harmed by any act or omission of either party. This arbitration clause will not deprive either party of any right it may otherwise have to seek provisional injunctive relief from a court of competent jurisdiction. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. BOTH PARTIES WAIVE ANY RIGHT THEY MAY HAVE TO DEMAND TRIAL BY JURY OR TO SEEK PUNITIVE DAMAGES FROM THE OTHER. The arbitrator will have no power to (1) stay the effectiveness of any pending Termination of franchise; (2) assess penitive damages; or (3) make any award that modifies or suspends any lawful provision of this Agreement. All expenses of arbitration must be paid by the party against whom the arbitrator(s) render a decision. Judgment upon any aware and/or enforcing any order of the arbitrator may be entered by any court of competent jurisdiction.

11.8.    INJUNCTIVE REMEDY FOR BREACH.

         The parties recognize that your Franchised Restaurant is only one of several businesses operating under CARL'S JR./GREEN BURRITO's Trade Names and in substantial association with the respective marks. Failure on the part of a single franchisee to comply with the terms of its franchise agreement is likely to cause irreparable damage to CARL'S JR. or GREEN BURRITO and to some or all of the respective franchisees. For this reason, the parties agree that if CARL'S JR. or GREEN BURRITO can demonstrate to a court of competent jurisdiction that there is a substantial likelihood of a breach or threatened breach of any of the terms of this Agreement by CARL'S JR. or GREEN BURRITO, then the harmed party will be entitled, without posting of a bond, to an injunction restraining the breach and/or to a decree of specific performance, without showing or proving any actual damage, until a final determination is made by an arbitrator.

11.9.    ATTORNEYS' FEES AND COSTS.

         If legal action, including any action on appeal, or arbitration is necessary to enforce the terms and conditions of this Agreement, the prevailing party will be entitled to recover reasonable compensation for preparation, investigation and court and/or arbitral costs and reasonable attorneys' fees, as fixed by a court of competent jurisdiction or by the arbitrator.

11.10.   SEVERABILITY.

         Each provision of this Agreement will be considered severable. If, for any reason, any provision of it is determined to be invalid or in conflict with any existing or future law or regulation, that provision will not impair the operation of the remaining provisions of this Agreement. The invalid provisions will be deemed not to be a part of this Agreement.

11.11.   ACCEPTANCE BY BOTH PARTIES.

         This Agreement will not be binding on either party unless and until it has been signed by an authorized officer of each party.

11.12.   DISCLAIMER OF REPRESENTATIONS.

         NO REPRESENTATIONS OR PROMISES OF ANY KIND HAVE BEEN MADE BY EITHER PARTY TO INDUCE YOU TO EXECUTE THIS AGREEMENT EXCEPT THOSE SPECIFICALLY SET FORTH IN THE FRANCHISE DISCLOSURE DOCUMENTS AND THE DEVELOPMENT AGREEMENT THAT HAVE BEEN DELIVERED TO THE PARTIES. WE ACKNOWLEDGE THAT NEITHER CARL'S JR. NOR GREEN BURRITO NOR ANY OTHER PERSON HAS GUARANTEED THAT EITHER WILL SUCCEED IN THE OPERATION OF THE FRANCHISED RESTAURANT OR HAS PROVIDED ANY SALES OR INCOME PROJECTIONS OF ANY KIND TO YOU. WE HAVE MADE AN INDEPENDENT INVESTIGATION OF ALL IMPORTANT ASPECTS OF THE FRANCHISED RESTAURANT. WE UNDERSTAND THAT GREEN BURRITO AND CARL'S JR. ARE NOT A FIDUCIARY AND HAVE NO SPECIAL RESPONSIBILITIES BEYOND THE NORMAL RESPONSIBILITIES OF A SELLER OR BUYER IN A BUSINESS TRANSACTION.

         IN WITNESS TO THE PROVISIONS OF THIS AGREEMENT, the undersigned have signed this Franchise Agreement on the date set forth in Article 1.

                                GB FRANCHISE CORPORATION

                                By: _______________________________

                                Title: ____________________________
                                       23 Corporate Plaza, Suite 240
                                       Newport Beach, CA 92660

                                CARL KARCHER ENTERPRISES, INC.

                                By: ________________________________

                                Title: _____________________________

                                Address: ___________________________

                                Date: ______________________________

                             GREEN BURRITO PRODUCTS

         The following lists "Green Burrito Products" for purposed of the GB Dual Concept Franchise Agreement, which may be modified from time to time at the discretion of GREEN BURRITO:

         BURRITOS Super Bean Burrito (Rice, beans, guacamole, enchilada sauce & cheese) Super Meat Burrito (Choice of steak, chicken or carnitas) Green Burrito (Pork, Green Chile Sauce, cheese & beans) Meat, Bean & Cheese Burrito (Choice of steak, chicken or carnitas) Meat & Cheese Burrito (Choice of steak, chicken or carnitas) Wet Red Burrito (Steak & rice) Wet Green Burrito (Rice, beans & pork) Big Ed Burrito

         NACHOS Super Nachos (Choice of steak, chicken or carnitas) Mini Super Nachos (Small version of Super Nachos)
         Nachos (Chips with melted Jack & Cheddar Cheese)

         SINGLES
         Hard Taco
         Soft Taco
         Bean & Cheese Burrito
         Tostada
         Cheese Quesadilla
         Two Taquitos with Guacamole Fijitas
         Chile Relleno
         Cheese Enchilada
         Taco
         Super Taco

         COMBINATIONS
         Any combination of any of the above

         ADDITIONAL ITEMS
         Any items offered by GBFC at solo franchise locations

                                  ATTACHMENT 1

                                  ATTACHMENT 2

                                  GREEN BURRITO

                                  DUAL CONCEPT

                               FRANCHISE AGREEMENT

                                       FOR

                                 FRANCHISEES OF

                         CARL KARCHER ENTERPRISES, INC.

                              ********************

                                 FRANCHISE STORE

                                   #_________

                           __________________________

                             (GBFC UNIT #__________)

                                TABLE OF CONTENTS
     1.1.      Parties....................................................................................    1
     1.2.      Location...................................................................................    1

2.   RECITALS  ...........................................................................................    1
     2.1.      Development of System......................................................................    1
     2.2.      Carl's Jr. Franchisee Relationship.........................................................    2
     2.3.      Objectives of the Parties..................................................................    2

3.   DEFINITIONS..........................................................................................    2
     3.1.      Affiliate..................................................................................    2
     3.2.      Agreement..................................................................................    2
     3.3.      Approved Location..........................................................................    2
     3.4.      Breach.....................................................................................    3
     3.5.      Commencement Date..........................................................................    3
     3.6.      Designated Manager.........................................................................    3
     3.7.      Franchised Business/Restaurant.............................................................    3
     3.8.      Franchisee.................................................................................    3
     3.9.      CARL'S JR. Original Food Products..........................................................    3
     3.10.     Franchise Network..........................................................................    4
     3.11.     Franchisor.................................................................................    4
     3.12.     "GB Food Products" or "GREEN BURRITO Products".............................................    4
     3.13.     GREEN BURRITO Dual concept system..........................................................    4
     3.14      Dual Product concept system................................................................    4
     3.15.     GREEN BURRITO..............................................................................    4
     3.16.     Good Standing..............................................................................    4
     3.17.     Gross Revenue..............................................................................    4
     3.18.     Training Materials/Manual..................................................................    5
     3.19.     Marks......................................................................................    5
     3.20.     Proprietary Product........................................................................    5
     3.21.     System.....................................................................................    5
     3.22.     Termination................................................................................    6
     3.23.     Trade Name.................................................................................    6
     3.24.     Transfer...................................................................................    6
     3.25.     You  ......................................................................................    6
     3.26.     UNOCAL.....................................................................................    6

4.   GRANT OF FRANCHISE...................................................................................    6
     4.1.      Granting clause............................................................................    6
               4.1.1 Protected Radius.....................................................................    7
     4.2.      Term and Renewal...........................................................................    7
               4.2.1 Initial Term.........................................................................    7
               4.2.2 Relocation...........................................................................    7
               4.2.3 Renewal..............................................................................    7

5.   SERVICES TO FRANCHISEE...............................................................................    8
     5.1.      Lay-out and Decor..........................................................................    8
     5.2.      Training...................................................................................    8
               5.2.1 Initial Training.....................................................................    8
               5.2.2 Continuing Education.................................................................    9
     5.3.      Consultation and Supervision...............................................................    9
     5.4.      Training Materials/Manual..................................................................    9
     5.5.      Advertising................................................................................    9
     5.6.      Suggested Suppliers........................................................................    10
     5.7.      Proprietary product Availability...........................................................    10

6.   PAYMENTS BY FRANCHISEE...............................................................................    10
     6.1.      Initial Fee................................................................................    10
     6.2.      Initial Fee Proration......................................................................    10
     6.3.      Royalties..................................................................................    11
     6.4.      Audit......................................................................................    11
     6.5.      Training Fees and Costs....................................................................    11
     6.6       Relocation Fee.............................................................................    11
     6.7.      Renewal Fee................................................................................    11
     6.8.      Transfer Fee...............................................................................    11
     6.9.      Interest on Late Payments..................................................................    12

7.   OBLIGATIONS OF FRANCHISEE............................................................................    12
     7.1.      Use of Trade Name and Marks................................................................    12
               7.1.1 Contest..............................................................................    12
               7.1.2 Changes in Trade Names and Marks.....................................................    12
               7.1.3 Advertising Materials................................................................    12
               7.1.4 Legal Protection.....................................................................    13
     7.2.      Quality Control............................................................................    13
               7.2.1 Opening..............................................................................    13
               7.2.2 Compliance with Manual...............................................................    13
               7.2.3 Products and Services Offered........................................................    13
               7.2.4 Customer Satisfaction Program........................................................    14
               7.2.5 Inspections..........................................................................    14
               7.2.6 Use of Proprietary Products..........................................................    14
               7.2.7 Notification of complaints...........................................................    14
     7.3.      Personnel..................................................................................    15
               7.3.1 Management...........................................................................    15
               7.3.2 Employees............................................................................    15
     7.4.      Local Advertising..........................................................................    15
     7.5.      Financial Information......................................................................    15
               7.5.1 Records..............................................................................    15
               7.5.2 Reports..............................................................................    15
     7.6.      Insurance..................................................................................    16

     7.7.      Financial and Legal Responsibility.........................................................    16
               7.7.1 Compliance with Law..................................................................    16

8.   RELATIONSHIP OF PARTIES..............................................................................    16
     8.1.      Interest in Marks and system...............................................................    16
     8.2.      Independent Status.........................................................................    16
     8.3.      Display of disclaimer......................................................................    17
     8.4.      Confidentiality............................................................................    17
     8.5.      Indemnification............................................................................    17
     8.6.      Covenant Not to compete....................................................................    17

9.   TRANSFER OF FRANCHISE................................................................................    17
     9.1.      Purpose of Conditions for Approval of Transfer.............................................    17
     9.2.      Notice of Proposed Transfer................................................................    18
     9.3.      Consent by GREEN BURRITO...................................................................    18
     9.4.      Conditions for Consent to Transfer.........................................................    18
     9.5.      Changes of Ownership Deemed Not To Be Transfers............................................    19
     9.6.      Transfer Upon Your Death...................................................................    19
     9.7.      Assignment by GREEN BURRITO................................................................    20

10.  TERMINATION OF FRANCHISE.............................................................................    20
     10.1.     Termination by Consent of the Parties......................................................    20
     10.2.     Termination by GREEN BURRITO...............................................................    20
               10.2.1 Acts of Default.....................................................................    20
               10.2.2 Notice of Default...................................................................    21
     10.3.     Termination by You.........................................................................    21
     10.4.     Rights and Obligations After Termination...................................................    21

11.  MISCELLANEOUS PROVISIONS.............................................................................    23
     11.1.     Construction of Contract...................................................................    23
     11.2.     Governing Law..............................................................................    23
     11.3.     Notices....................................................................................    23
     11.4.     Amendments.................................................................................    23
     11.5.     Waiver.....................................................................................    23
     11.6.     Integration................................................................................    23
     11.7.     Arbitration/Mediation......................................................................    23
     11.8.     Injunctive Remedy for Breach...............................................................    24
     11.9.     Attorneys' Fees and Costs..................................................................    24
     11.10.    Severability...............................................................................    24
     11.11.    Approval and Guarantees....................................................................    25
     11.12.    Acceptance by Both Parties.................................................................    25
     11.13.    DISCLAIMER OF REPRESENTATIONS..............................................................    25

ATTACHMENTS:

     1:        GB Products List
     2:        Guaranty and Subordination Agreement

                           GREEN BURRITO DUAL CONCEPT
                               FRANCHISE AGREEMENT
                               FOR FRANCHISEES OF
                         CARL KARCHER ENTERPRISES, INC.

                                   ***********

                                 STORE #________

1.1.     PARTIES

         This Agreement is signed on ___________________ 19___, by and between GB Franchise Corporation, a California corporation ("GREEN BURRITO"), with its principal office in Newport Beach, California, and ____________________________ ______________________________________, in its capacity as a franchisee solely relating to the location described immediately below at Section 1.2, ("You").

1.2.     LOCATION.

         This Agreement concerns the Carl's Jr. Restaurant located at __________________________________________, and identified as CARL'S JR. Store

#____________.

                                   2. RECITALS

2.1.     DEVELOPMENT OF SYSTEM.

         GREEN BURRITO is the licensee of certain intellectual property rights, including GREEN BURRITO's Trade Name "The Green Burrito" and the Marks "Green Burrito" and "The Green Burrito and Design", and has spent a considerable amount of time, effort and money to devise, and continues to develop business methods, technical knowledge and marketing concepts including, but not limited to, trade secrets, commercial ideas, advertising materials, marketing strategies, information on sources of supply, administrative procedures, business forms, distinctive signage, trade dress, and uniforms, and employee training techniques, and goodwill that, taken together, comprise a proprietary System for the operation of Mexican fast-food restaurants.

         In addition to the foregoing, GREEN BURRITO has successfully developed a method for expending the Franchise Network, and, at the same time, complementing and enhancing the menus and marketing of other restaurants by use of the GB Dual Concept system. This proprietary Dual Concept System, appropriately utilized, allows the insertion of the GB System into an existing restaurant. It allows the conversion to occur in a short period of time, with relatively minor interruption or interference with the existing day-to-day business, complements existing color schemes and decor, occupies only a small portion of existing restaurant preparation and sales space, and efficiently utilizes human and fixed asset resources.

2.2.     CARL'S JR. FRANCHISEE RELATIONSHIP.

         You are presently a franchisee of Carl Karcher Enterprises, Inc. (CARL'S JR.) which owns a proprietary system that includes, inter alia special recipes and menu items, distinctive design, decor, color scheme, and furnishings; uniform standards; specifications and procedures for operations; consistency and uniformity of products and services offered; procedures for quality control; training and assistance; and advertising and promotional programs; and trade names, service marks, trademarks, logos, emblems, and indicia or origin including but not limited to the mark "CARL'S JR.".

2.3.     OBJECTIVE OF THE PARTIES.

         GREEN BURRITO and CARL'S JR. have analyzed the potential of their respective systems and believe that their respective products and specialty menus, marketed through their respective systems at a CARL'S JR. location, may create synergies and further opportunities for both. Therefore, it is the objective of the parties to insert the GREEN BURRITO System into CARL'S JR. locations so that two systems are operated side-by-side from the same location.

                                 3. DEFINITIONS

         For purposes of this Franchise Agreement, the following words and phrases are defined as follows:

3.1.     AFFILIATE.

         "Affiliate" or "Affiliates" means people and companies associated with GREEN BURRITO or you, as the context indicates, including, but not limited to, owners, general partners, limited partners owning a Substantial Interest in GREEN BURRITO or you, shareholders owning a substantial Interest in GREEN BURRITO or you, corporations in which GREEN BURRITO or you have a Substantial Interest, corporations in which any person or entity owning a Substantial Interest in you also has Substantial Interest, you officers, directors, employees or agents, or officers cure,s directors, employees or agents of GREEN BURRITO. As used in this paragraph, the phrase "Substantial Interest" means the right to twenty-five percent (25%) or more of the capital or earnings of a partnership, or alternatively, ownership of twenty-five (25%) or more of the voting stock of a corporation.

3.2.     AGREEMENT.

         "The Agreement" or "this Agreement" means this dual Concept Franchise Agreement, signed on the date set out in Article 1. above.

3.3.     APPROVED LOCATION.

         "Approved Location" or "GB Dual Concept Location" means the location specified in Section 1.2 above, that GREEN BURRITO has (subject to the Develop Agreement between

GREEN BURRITO and CARL'S JR.) approved as a site where you may locate the Franchised Restaurant together with your CARL'S JR. restaurant.

3.4      BREACH.

         As used herein, the term "breach" always infers and implies a "material breach".

3.5.     COMMENCEMENT DATE.

         "Commencement Date" means the date when your Restaurant at the location specified at Section 1.2 above begins to operate under the GB Dual Concept System, or NINETY (90) days after the execution of this Agreement, whichever is sooner.

3.6.     DESIGNATED MANAGER.

         "Designated Manager" means the person whom you appoint as general manager of a Franchised Restaurant, to include substitutes for the General Manager, such as Assistance Managers, or Shift Managers.

3.7.     FRANCHISED BUSINESS/RESTAURANT.

         "Franchised Business" or "Franchised Restaurant" means the aspects of GB Dual Concept enterprise that GREEN BURRITO has authorized you to conduct utilizing the Trade Name, Marks, and System of GREEN BURRITO, at your currently existing business, which utilizes your CARL'S JR. Trade Name, Mark, and System at the Location approved under this Agreement.

3.8.     FRANCHISEE.

         "Franchisee" means "you", which is the person or entity that is named as Franchisee in Article 1 of this Agreement. "Franchisee" means, in addition, all persons or entities that succeed to the interest as the original Franchisee by Transfer or operation of law.

3.9.     CARL'S JR. ORIGINAL FOOD PRODUCTS.

         "CARL'S JR. Food Products" means those CARL'S JR. products, other than beverages, sold under the CARL'S JR. name and trademark offered prior to the execution of this Agreement at the Approved Location or such other CARL'S JR. products as added or modified in the CARL'S JR. menu from time to time, provided no products added by CARL'S JR. shall be Mexican-type products to compete against GREEN BURRITO Products. For purposes of this Agreement, any sandwich comprised of bread or buns and a main component of hamburger, chicken, or fish, even though garnished with traditional Mexican sauces or flavorings, shall not be deemed a Mexican-type product competing against GREEN BURRITO.

3.10.    FRANCHISE NETWORK.

         "Franchise Network" means the network composed of GREEN BURRITO, owners of all free-standing GREEN BURRITO Restaurants, owners of all Dual Concept GREEN BURRITO restaurants, GREEN BURRITO's Affiliates, and any other persons or business entities that GREEN BURRITO has licensed to use the Trade Name, Marks, System, or any of them.

3.11.    FRANCHISOR.

         "Franchisor" means GB Franchise Corporation or any person or entity to which GREEN BURRITO assigns all or part of its rights and obligations under this Agreement.

3.12.    "GB FOOD PRODUCTS" OR "GREEN BURRITO PRODUCTS".

         "GB Food Products" or "GREEN BURRITO Products" shall mean those products listed on Attachment I hereto.

3.13.    GREEN BURRITO DUAL CONCEPT SYSTEM.

         The GREEN BURRITO Dual Concept System is an operating method which allows the insertion of the GB System into a CARL'S JR. restaurant within a single structure so that the two share seating and beverage facilities. See
Section 2.1 above.

3.14.    DUAL PRODUCT CONCEPT SYSTEM.

         The Dual Product Concept System as used herein is an operating method which allows the insertion of the GB System into a CARL'S JR. restaurant within a single structure so that the two share seating and beverage facilities. See
Section 2.1 above.

3.15     GREEN BURRITO.

         "GREEN BURRITO" means GB Franchise Corporation (as it relates only to the Green Burrito Dual Concept System and GB Food Products) or any person or entity to which GREEN BURRITO assigns all or part of its rights and obligations under this Agreement.

3.16.    GOOD STANDING.

         "Good Standing" means that you are in material compliance and not in default as the term "default" is used in Section 10.2.1 and Section 10.2.2 below.

3.17.    GROSS REVENUE.

         "Gross Revenue" means the total amount of money received by you and your Affiliates, excluding sales tax and income from non-food items, within an accounting period for (a) all food items sold at the Approved Location under the GREEN BURRITO Trade Name or Marks; and (b) GREEN BURRITO's proportionate share of beverage sales sold at the Approved Location.

GREEN BURRITO's proportionate share of beverage sales shall be computed during the respective accounting period by comparing the relationship between CARL'S JR. Products (exclusive of beverage sales) and GREEN BURRITO Products (exclusive of beverage sales), and multiplying that percentage times all beverage sales.

3.18.    TRAINING MATERIALS/MANUAL.

         "Training Materials" or "Manual" means the current version of the training materials, manuals, and learning aids that GREEN BURRITO will lend to you during the term of this Agreement to establish and train individuals in the use of the GREEN BURRITO Dual Concept, which contain information, forms, and requirements for the establishment and operation of a Franchise Restaurant and for use of GREEN BURRITO's Trade Name and Marks, including any modified manual which may be modified from time to time in the form of a common training manual jointly agreed to by the parties hereto.

3.19.    MARKS.

         "Marks" means selected trade names, trademarks, service marks, logos, logotypes, emblems, indicia of origin, slogans and other commercial symbols licensed by GREEN BURRITO to you under this Agreement.

3.20.    PROPRIETARY PRODUCT.

         "Proprietary Product" means any product that has been manufactured in accordance with GREEN BURRITO's secret recipes or that has been packaged or labeled with the GREEN BURRITO Marks.

3.21.    SYSTEM.

         GREEN BURRITO has a franchise system which means the business methods, technical knowledge and marketing concepts licensed by GREEN BURRITO to you under this Agreement, including, but not limited to, the right to use GREEN BURRITO's trade secrets, purchasing arrangements, commercial ideas, advertising materials, marketing strategies, information on sources of supply for GREEN BURRITO food products, administrative procedures, distinctive design, distinctive signage, distinctive decor, distinctive color scheme, distinctive trade dress, distinctive uniforms, and employee training techniques. As used in this Agreement, the term "System" refers to the GREEN BURRITO insert system which allows the insertion of the GREEN BURRITO System into a CARL'S JR. restaurant utilizing the GREEN BURRITO trademark, service marks, trade dress and a modified manual. "System", when used alone or not in conjunction with GREEN BURRITO, does not mean or refer to the CARL'S JR. Franchise System (See Section 2.1) as this Agreement covers only the addition of the GREEN BURRITO System to your location and does not cover the CARL'S JR. System.

3.22.    TERMINATION.

         "Termination" means expiration of this Agreement; non-renewal of this Agreement; or termination, under the circumstances described in Article 10 of this Agreement, of the then-current term of this Agreement prior to its normal expiration date.

3.23.    TRADE NAME.

         "Trade Name" means the commercial name  The Green Burrito."

3.24.    TRANSFER.

         "Transfer" means any sale, gift, or other assignment of all or any part of the rights and obligations of this Agreement or of an interest of the magnitude described in this Section in the Franchised Restaurant. If you are a partnership, then one or more transactions (whether or not they are related) in which there are a cumulative change in the rights to thirty-four percent (34%) or more of the your capital or profits will be deemed to be a Transfer; if you are a corporation, then one or more transactions (whether or not they are related) in which there is a cumulative change in beneficial ownership of thirty-four (34%) or more of the your voting stock will be deemed to be a Transfer. Notwithstanding the foregoing, a Transfer is not a Transfer between related entities, in which the transferring party owns in excess of 50% of the transferee party; and a transfer will not be deemed to have occurred in the event of the acquisition or merger of franchisee with another company.

3.25.    YOU.

         "You" means the person or entity that is named as "you" in Article 1 of this Agreement, for the location specified at Section 1.2 above. "You" means, in addition, all persons or entities that succeed to the interest of the original franchisee by Transfer or operation of law.

3.26     UNOCAL.

         Specifically, this Agreement does not cover or address any CARL'S JR./UNOCAL location.

                              4. GRANT OF FRANCHISE

4.1.     GRANTING CLAUSE.

         GREEN BURRITO grants to you and you accept from GREEN BURRITO a franchise to operate a GREEN BURRITO Dual Concept Franchised Restaurant at the Approved Location using the Trade Name, Marks and System in accordance with the terms of this Agreement. GREEN BURRITO expressly reserves all rights in the Trade Name, Marks and System not expressly granted in this Agreement, including, but not limited to, (a) the right to sell food products that have been prepared following GREEN BURRITO's proprietary recipes, through any means of distribution; and (b) the right to operate fast-food restaurants that do sell Mexican food. Nothing herein shall preclude GBFC from owning any restaurant, company, or chain, regardless of the products it features, whether Mexican or otherwise.

         4.1.1. PROTECTED RADIUS. The territorial protection for you is a protected radius of one and one-half (1.5) miles determined on a straight line basis from the approved location ("Protected Area"). GREEN BURRITO agrees not to establish, or to operate or to license or franchise another person or entity, to establish or locate a restaurant within the Protected Area, utilizing the System, nor to allow any other franchisee or company-owned unit using the Trade Name or System to operate or relocate to a site within the Protected Radius as long as you and your affiliates are in Good Standing under this Agreement. Notwithstanding the foregoing, if another CARL'S Jr. location is within the 1.5 mile protected radius, GBFC may, if requested by CARL'S JR., grant a GBFC franchise to such CARL'S JR. location.

4.2.     TERM AND RENEWAL.

         4.2.1. INITIAL TERM. The initial term of the Franchise will begin on the Commencement Date and will continue for a period of fifteen (15) years, or the term of your lease, whichever is shorter.

         4.2.2. RELOCATION. You may relocate the GREEN BURRITO Restaurant within the Protected area or anywhere within CARL'S JR. core markets, with GREEN BURRITO's prior written consent, which will not be unreasonably withheld if the following conditions are fulfilled:

         a. You and your Affiliates are in Good Standing under the Franchise Agreement, any other Agreement between GREEN BURRITO or GREEN BURRITO's Affiliate and you and the Manual;

         b. You agree to plan, construct, equip, fixturize, and decorate your new CARL'S JR./GREEN BURRITO Restaurant so that the premises meet the standards of appearance and function applicable to the premises of new GREEN BURRITO/CARL'S JR. Restaurants at the time of relocation.

         c. GREEN BURRITO has given its prior written approval to the new site and the provisions of the lease for the new premises;

         d. You have satisfied GREEN BURRITO on any protected territory issue conflicts in existence at the time of relocation.

         Notwithstanding the foregoing, if you determine the location is no longer commercially reasonable and you elect to relocate, you may do so with adherence to only Section 4.2.2(d) immediately above.

         4.2.3. RENEWAL. You will have the right to renew the Franchise for one (1) consecutive ten (10) year term on the same terms and conditions, if at the time of renewal the following conditions are fulfilled:

         a. You and your Affiliates are in Good Standing under this Agreement, any other Agreement between GREEN BURRITO or GREEN BURRITO's Affiliate and you, and the Manual;

         b. You have notified GREEN BURRITO in writing at least one hundred eighty (180) days before the expiration date of this Agreement of your desire to renew;

         c. You and any Affiliates that have signed this Agreement have signed an extension of the new Franchise Agreement not less than thirty (30) days before the expiration of this Agreement;

         d. You must, before commencement of the renewal term, at your own expense, remodel, modernize and redecorate the Franchise Restaurant premises and replace and modernize the fixtures, equipment, and signage used in the Franchised Restaurant so that the premises of the Franchised Restaurant meet the standards of appearance and function applicable to the premises of new franchised businesses of GREEN BURRITO and CARL'S JR. at the time of renewal;

         e. You have renewed or have the right to renew the lease for the Approved Location;

         f. You have paid any initial franchise fees abated at the beginning of this Agreement as a result of a proration of the franchise fee due GREEN BURRITO to reflect a term of years less than fifteen (15) in order to correspond with your lease or a CARL'S JR. franchise agreement at the Approved Location.

                            5. SERVICES TO FRANCHISEE

         GREEN BURRITO agrees to perform the following services for you, if you are, at the time when service is to be rendered, in Good Standing under this Agreement, any other Agreement with GREEN BURRITO or GREEN BURRITO's Affiliate, and the Manual:

5.1.     LAY-OUT AND DECOR.

         CARL'S JR. will, if possible and without undue cost or burden, agree upon the incremental equipment to be added and installed at the Approved Location, and installation will proceed in accordance with plans and/or schematics mutually approved in writing by GREEN BURRITO and CARL'S JR., which approval will not be unreasonably withheld.

5.2.     TRAINING.

         5.2.1. INITIAL TRAINING. GREEN BURRITO has provided CARL'S JR. management and selected personnel with sufficient training in the operation of Franchised Business under the GREEN BURRITO System. Before the opening of your Franchised Business at the Approved Location, you, under the supervision of GREEN BURRITO will be provided an initial training program in the operation of the Franchised Business under GREEN BURRITO's System. Your Designated Manager for the Approved Location will attend and successfully complete the training program to the satisfaction of you and GREEN BURRITO before opening of a Franchised Restaurant at that location. If the employment of a Designated Manager is ended, you must employ a new Designated Manager within thirty (30) days who must successfully complete an initial training program before starting work.

         5.2.2. CONTINUING EDUCATION. GREEN BURRITO may offer continuing education programs on matters related to the operation or promotion of the Franchised Restaurant on a mandatory basis, as it deems appropriate for no additional charge other than your payment of your incidental costs.

5.3.     CONSULTATION AND SUPERVISION.

         GREEN BURRITO, for no additional charge, will make its personnel available to you for as much consultation, at the approved Location, in regard to the establishment and opening promotion of the Franchised Restaurant as GREEN BURRITO in its reasonable discretion deems necessary. In addition, GREEN BURRITO, for no additional charge, will make its personnel available to Franchisee for a reasonable amount of consultation by telephone, telecopier, or in person at GREEN BURRITO's headquarters during the term of this Agreement. Also, GREEN BURRITO's operations consultants will provide on-site supervision for (1) week after opening of your first Approved Location at no additional charge.

5.4.     TRAINING MATERIALS/MANUAL.

         In connection with training your personnel, GREEN BURRITO will lend you Training Materials and/or a Manual. GREEN BURRITO will revise the Manual from time to time and will distribute up-dated pages containing these revisions to you. If there is any dispute regarding the contents of the Training Materials or Manual at any point, GREEN BURRITO's master copy of the Materials will be dispositive. GREEN BURRITO and CARL'S JR. will, as soon as practical, mutually develop a common training manual to integrate training for the combined CARL'S JR./GREEN BURRITO Dual Concept location.

5.5.     ADVERTISING.

         5.5.1. ADVERTISING FUND. GREEN BURRITO will have no duty to administer an Advertising fund. CARL's JR. will in good faith and as part of its overall advertising, promote GREEN BURRITO. As part of CARL'S JR. overall advertising and marketing efforts, CARL'S JR. will utilize GREEN BURRITO approved advertising to the extent CARL'S JR. deems appropriate and necessary to achieve satisfactory sales level of GREEN BURRITO products. This Section does not require CARL'S JR. to advertise GREEN BURRITO every time it advertises CARL'S JR.

         GREEN BURRITO shall have the opportunity to submit advertising and marketing concepts and proposals to CARL'S JR. which shall be considered in good faith by CARL'S JR. in the development of its CARL'S JR./GREEN BURRITO marketing schemes. GREEN BURRITO shall have the right to review and approve the CARL'S JR. proposed advertisements and promotions of GREEN BURRITO which approvals shall not be unreasonably withheld by GREEN BURRITO.

         To the extent funds are expended by CARL'S JR. for advertisement/marketing by CARL'S JR. they will be applied in a manner which is no way disparages or diminishes the GREEN BURRITO trade names and trademarks.

5.6.     SUGGESTED SUPPLIERS.

         With respect to GREEN BURRITO Food Products and equipment, GREEN BURRITO will provide to you in the Manual or otherwise in writing, a list of names and addresses of suppliers of goods and services that currently meet GREEN BURRITO standards and specifications. In advising you of suppliers which meet its standards and specifications, GREEN BURRITO expressly disclaims any warranties or representations as to the condition of the goods or services sold by such suppliers, including, without limitation, express or implied warranties as to merchantability or fitness for any intended purpose. You agree to look solely to the manufacturer of goods or the supplier of services for the remedy for any defect in the goods or services, except for GREEN BURRITO'S negligence or wilful conduct.

         If you desire to purchase any products from an unapproved supplier, you shall submit to GREEN BURRITO a written request for such approval, or shall request the supplier itself to do so. GREEN BURRITO shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to GREEN BURRITO or to an independent laboratory designated by GREEN BURRITO for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by you or the supplier. GREEN BURRITO reserves the right, at its option, to approve or disapprove the supplier, to reinspect from time to time the facilities and products of any such approved supplier to revoke an approval already given upon the supplier's failure to continue to meet any of GREEN BURRITO's then-current criteria.

5.7.     PROPRIETARY PRODUCT AVAILABILITY.

         GREEN BURRITO, will use all reasonable efforts to ensure that GREEN BURRITO, its Affiliate, or a designated supplier will at all times have a supply of Proprietary Products available for sale to you.

                            6. PAYMENTS BY FRANCHISEE

6.1.     INITIAL FEE.

         Subject to Section 6.2 below, on the day you commence selling GBFC Products at the approved location, you must pay GREEN BURRITO in cash or other form of payment acceptable to GREEN BURRITO an initial fee of Seven Thousand Five Hundred Dollars ($7,500.00) and you must pay CARL KARCHER ENTERPRISES, INC. Five Thousand Dollars ($5,000.00). The initial fee is non-refundable.

6.2.     INITIAL FEE PRORATION.

         If the term of your franchise from CARL'S JR. is less than fifteen (15) years, then GREEN BURRITO will pro-rate the Initial Fee to reflect the number of years remaining in the franchise term compared to the 15-year term of the franchise. The portion not paid due to proration will be deferred and due prior to any renewal of this Agreement by GREEN BURRITO. If there is no renewal, then no amount deferred is due.

6.3.     ROYALTIES.

         You must pay GREEN BURRITO a weekly royalty of three percent (3%) and CARL'S JR. a weekly royalty of two percent (2%) of the weekly Gross Revenue (as defined at Section 3.15 above) of the Franchised Restaurant, calculated on the basis of Gross Revenue received by you in the immediately preceding week. Your obligation to pay ongoing weekly royalties will start with the Commencement Date of this Agreement. You must submit to GREEN BURRITO with each royalty payment a weekly statement of Gross Revenue calculations, and other data in the form specified in the Manual.

6.4.     AUDIT.

         GREEN BURRITO will have the right during normal working hours to audit your books and records, including your tax returns, with respect to the Franchised Restaurant. If an audit discloses an underpayment of royalties payable under this Agreement, you must immediately pay GREEN BURRITO an amount equal to the underpayment and past interest accrued on the amount underpaid in accordance with the preceding section. In addition, if the underpayment exceeds five percent (5%) of the total royalty payable for any period covered under the audit, you must reimburse GREEN BURRITO for all expenses actually incurred by GREEN BURRITO in connection with the audit.

6.5.     TRAINING FEES AND COSTS.

         GREEN BURRITO may reasonably require you to attend continuing education programs at GREEN BURRITO's cost. You will pay costs of travel, lodging, meals and other incidental expenses incurred by you or your employees for all training offered by GREEN BURRITO.

6.6.     RELOCATION FEE.

         No Relation Fee will be charged.

6.7.     RENEWAL FEE.

         As a condition of renewal of this franchise, you must pay, at the time of signing a renewal of the franchise agreement for the renewal term, any initial fee deferred as a result of pro-ration as described above in Section 6.2.

6.8.     TRANSFER FEE.

         As a condition of Transfer of this franchise, you must pay, prior to or at the time of Transfer, a transfer fee of up to five Thousand dollars ($5,000) to reimburse GREEN BURRITO for its actual legal and administrative costs in connection with the Transfer, unless the transfer is to an affiliate in which event no transfer fee shall apply.

6.9.     INTEREST ON LATE PAYMENTS.

         Any payment not received by GREEN BURRITO when due will bear interest at eighteen percent (18%) per year or at the highest rate allowed by applicable law on the date when payment is due, whichever is less. Interest charges on late payments are intended to partially compensate GREEN BURRITO for loss of use of the funds and for internal administrative costs resulting from late payment which would otherwise be difficult to measure with precision. The fact that such charges are imposed should not be construed as a waiver of GREEN BURRITO's right to timely payment.

                          7. OBLIGATIONS OF FRANCHISEE

7.1.     USE OF TRADE NAME AND MARKS.

         7.1.1. CONTEXT. The GREEN BURRITO Dual Concept contemplates products bearing different Trade Names and Trademarks will be sold side-by-side. You agree to utilize the GREEN BURRITO Trade Name and Marks only in the operation of a Franchised Restaurant at the Approved Location. You will not use any other trade name or marks to identify or describe the Franchised Business unless GREEN BURRITO and you have mutually agreed to do so in writing, nor will GREEN BURRITO utilize your trademarks or trade names for any purpose other than in relation to the Dual Product Concept system. In addition, both parties agree to comply with the terms and conditions of Section 7.1.3. below in connection with the use of any trademark or trade name.

         7.1.2. CHANGES IN TRADE NAMES AND MARKS. GREEN BURRITO has invested substantial time, energy, and money in the promotion and protection of its Trade Name and other Marks as they exist on the Commencement Date. It has no present intention of altering them. However, GREEN BURRITO recognizes that rights in intangible property such as the Trade Name and Marks are often difficult to establish and defend and that changes in the cultural and economic environment within which the System operates may make changes in the Trade Name and Marks desirable necessary. You understand that GREEN BURRITO therefore reserves the right to change its Trade Name and Marks and the specifications for each when GREEN BURRITO believes that the changes will benefit the Franchise Network. You agree that you will conform to any such changes.

         7.1.3. ADVERTISING MATERIALS. CARL'S JR. desires to utilize its own creative department or consultants for development of promotional materials for CARL'S JR./GREEN BURRITO. Recognizing the context of the Dual Product Concept System, the parties agree to submit to each other copies of all regional advertising materials at least two (2) weeks before the first time those materials are broadcast or published. The receiving party shall review the materials within a reasonable time and will promptly notify the sending party whether it approves or rejects them. Approval will not be unreasonably withheld, and if no objection is registered within ten (10) business days, the materials shall be deemed approved. Advertising materials of a local nature



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
shall be submitted five (5) days in advance of the first broadcast or publication, and if no objection is registered within three (3) business days, the materials shall be deemed approved. For purposes of this paragraph, advertising materials that differ from previously approved materials only in such variables as date, price, or names of products will be considered to be previously approved. However, even if a party has approval for specific materials, it may later withdraw its approval if it reasonably believes it necessary to make the advertising conform to changes in the System or to correct unacceptable features, including, but not limited to, intentional or negligent misrepresentation.

         7.1.4. LEGAL PROTECTION. You agree to notify GREEN BURRITO immediately in writing if you become aware of any unauthorized use of GREEN BURRITO's Trade Name, marks, or System. You must promptly notify GREEN BURRITO in writing of any claim, demand, or suit against you or against your principals based upon or arising in connection with your use of the Trade Name, Marks or system. In any action or proceeding arising from or in connection with any such claim, demand, or suit involving the GREEN BURRITO Trade Name, Marks, or System, GREEN BURRITO will prosecute and defend same and indemnify you and hold you harmless from same. You agree that GREEN BURRITO will select legal counsel and will control the proceedings.

7.2.     QUALITY CONTROL.

         7.2.1. OPENING. You may not open the Franchised Restaurant under the GREEN BURRITO Dual Concept system until GREEN BURRITO certifies in writing that, in the view of its management, you and your employees are prepared to open. BY CERTIFYING THAT GREEN BURRITO'S MANAGEMENT BELIEVES THE RESTAURANT IS PREPARED TO BEGIN OPERATION, GREEN BURRITO DOES NOT WARRANT THAT THE FRANCHISED RESTAURANT WILL BE SUCCESSFUL.

         7.2.2. COMPLIANCE WITH MANUAL. You must operate the Franchised Restaurant in compliance with the standards and specifications set out by GREEN BURRITO in the Manual or otherwise in writing. Employees working in the GREEN BURRITO area of the Restaurant where they are visible to the public, other than the Designated Manager, must wear designated and approved uniforms which have the approval of CARL'S JR. and GREEN BURRITO. CARL'S JR. and GREEN BURRITO will, in good faith, approve uniforms which reasonably depict the association and presence of both CARL'S JR. and GREEN BURRITO. GREEN BURRITO may make changes in the GREEN BURRITO standards and specification, when, in GREEN BURRITO's reasonable discretion, change is needed for the continued success and development of the Franchise Network. These changes may necessitate the purchase of equipment, supplies, furnishings or other goods, completion of additional training by your employees, or other cost to you. You must always keep your copy of the Manual current by inserting in it revised pages given to you by GREEN BURRITO and deleting superseded pages. If there is any dispute as to the requirements of the Manual at any point in time, the terms of the master copy of the Manual maintained by GREEN BURRITO will control.

         7.2.3. PRODUCTS AND SERVICES OFFERED. You must offer and sell a minimum of fifteen (15) GREEN BURRITO Products listed in Attachment 1 to this Agreement. Except for existing

CARL'S JR. Mexican offerings set forth on Attachment 2, and the CARL'S JR. Original Food Products defined at Section 3.9 above, you may serve only those Mexican food products that GREEN BURRITO has authorized you to provide. Except for Proprietary Products, you may purchase products that are to be sold or used in the Franchised Restaurant from any source that has been approved by GREEN BURRITO. If you wish to use or sell any product which is sold by a supplier not previously approved by GREEN BURRITO, you should advise GREEN BURRITO of this fact and, upon GREEN BURRITO's request, give GREEN BURRITO product specifications, sample products, and/or information about the supplier. GREEN BURRITO will within fifteen (15) days communicate to you either its approval of the supplier or its reasons for withholding its approval. Silence may not be construed as consent. As a condition of approving a supplier or product, GREEN BURRITO will require you to reimburse it for any expenses reasonably incurred by GREEN BURRITO in inspecting the supplier's premises, checking the supplier's credentials, or testing the product. As a condition of approving a supplier of any product that bears the Trade Name or Marks, GREEN BURRITO may require that the supplier sign GREEN BURRITO's License Agreement. GREEN BURRITO may withdraw its approval of a supplier or product if it no longer meets GREEN BURRITO's standards.

         7.2.4. CUSTOMER SATISFACTION PROGRAM. You must distribute customer response cards in the form prescribed by GREEN BURRITO or CARL'S JR.'s own form, provided same is approved by GREEN BURRITO with respect to GREEN BURRITO items, for return by customers to CARL'S JR. and GREEN BURRITO. If your scores from the customer response cards do not meet GREEN BURRITO's currently effective standards, as described in the Manual, GREEN BURRITO will suggest ways in which you can improve its scores. If you does not take immediate, effective steps to bring your operation up to GREEN BURRITO's standards, your failure to do so will constitute a material breach of this Agreement.

         7.2.5. INSPECTIONS. CARL'S JR. will conduct periodic quality control inspections. In addition, GREEN BURRITO may conduct periodic quality control inspections of the Franchised Restaurant during normal business hours. Quality control inspections may be made with or without prior notice and with or without CARL'S JR. representatives present. In addition, You will cooperate with GREEN BURRITO in undertaking an annual Franchise Business Review; results of the review will be used by GREEN BURRITO in advising you how to improve store performance as well as assessing compliance with system standards.

         7.2.6. USE OF PROPRIETARY PRODUCTS. Certain of the proprietary products used in the Franchised Restaurant are unique and their formula and manufacturing processes constitute trade secrets integral to the success of the System. Proprietary products include but are not limited to corn or flour tortillas, corn or flour taco shells, bean mix, meat mixes, spices and seasonings, guacamole recipe, cheese mixes and sauces. The Proprietary Products must be used as prescribed. You may purchase the proprietary products only from GREEN BURRITO, its Affiliate, or a designated vendor. Use or sale of any substitute for the Proprietary Products is a material breach of this Agreement and will result in its immediate Termination, unless such products are not available to you.

         7.2.7. NOTIFICATION OF COMPLAINTS. You will notify GREEN BURRITO promptly if you are served with a complaint in any material legal proceeding that is in any way related to the



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
Franchised Restaurant or if you become aware that you are the subject of any complaint to or investigation by a governmental licensing authority or consumer protection agency.

7.3      PERSONNEL.

         7.3.1. MANAGEMENT. The parties recognize that the Designated Manager will manage the entire CARL'S JR./GREEN BURRITO Dual Concept restaurants at the Approved Location and that a second manager will not be required. Your Designated Manager must devote sufficient time and effort to the management and operation of the Franchised Restaurant to operate it in accordance with GREEN BURRITO's standards. The Designated Manager or another employee who has successfully completed GREEN BURRITO's initial training program must be present at the Approved Location whenever the Franchised Restaurant is open for business. If GREEN BURRITO, reasonably believes that a Designated Manager is not properly performing his duties, GREEN BURRITO will advise you and you will take reasonable steps to correct the situation. You must keep GREEN BURRITO informed as to the identity of your Designated Manager(s). Upon the termination of employment of a Designated Manager, you must appoint a successor within sixty
(60) days. Any successor Designated Manager must successfully complete the training program conducted by GREEN BURRITO before starting work in the Franchised Restaurant.

         7.3.2. EMPLOYEES. You will maintain at all times a staff of trained employees sufficient to operate the Franchised Restaurant to meet GREEN BURRITO's standards. During the term of this Agreement and for one year after its termination, you agree that you will not, directly or indirectly or by action in concert with others, induce or influence or seek to induce or influence any person who is engaged as an employee by GREEN BURRITO or any other GREEN BURRITO franchisee to (a) end his or her engagement or employment; and (b) to work for another member of the Franchise Network or former member of the Franchise Network.

7.4.     LOCAL ADVERTISING.

          You will reasonably include GREEN BURRITO in your local advertising and marketing promotions that you carry for CARL'S JR. purposes. This does not obligate you to include GREEN BURRITO in all advertising and marketing promotions. For purposes of this paragraph, "local advertising" means advertising that is primarily directed to persons or entities within the geographic area where the Franchised Restaurant is located.

7.5.     FINANCIAL INFORMATION.

         7.5.1. RECORDS. You must record all sales and all receipts of revenue on individual machine serial-numbered guest checks. Cash registers must validate the receipts that are presented at the time of sale to your customers. You must retain, at a reasonably accessible location, daily sales reporting forms and accompanying cash register tapes for at least three (3) years after the dates of sale. If, for any reason, your cash register must be repaired, you will use your best efforts to obtain a replacement cash register must be used in its absence.

         7.5.2. REPORTS. You will submit to GREEN BURRITO, on or before the fifteenth (15th) day of each month, financial reports on the income and expenses of the Franchised Restaurant in a format which demonstrates GREEN BURRITO revenues, total beverages, and costs of sales for GBFC sales. In addition, you shall, upon request, provide additional data reasonably required to confirm that you are complying with your obligations under this Agreement, and to aid in the formulation of forecasts, analysis and trends.

7.6.     INSURANCE.

         You represent that you are either self-insured or maintain a policy or policies of comprehensive public liability insurance including product liability coverage, covering all Franchise Restaurant's assets, personnel, and activities. You are self-insured or also carry casualty insurance. In addition, you are self-insured or maintain policies of worker's compensation insurance, disability insurance and all other types of insurance required by applicable law.

7.7.     FINANCIAL AND LEGAL RESPONSIBILITY.

         7.7.1. COMPLIANCE WITH LAW. You must comply with all federal, state, and local laws and regulations pertaining, directly or indirectly, to the Franchised Restaurant. You must keep current all licenses, permits, bonds, and deposits made to or required by any governmental agency in connection with the operation of the Franchised Restaurant.

                           8. RELATIONSHIP OF PARTIES

8.1.     INTEREST IN MARKS AND SYSTEM.

         You may not at any time do or cause to be done anything contesting or impairing the other's interest in its trade name, service marks, trademarks, logos, emblems, indicia of origin, slogans, or system. You acquire no rights in any of these things except for your right to use them according to the express terms of this Agreement. GREEN BURRITO retains the right to grant other franchises or licenses to use its own trade name, marks and system upon any terms that GREEN BURRITO wishes.

8.2.     INDEPENDENT STATUS.

         You are an independent legal entity and will make this fact clear in your dealings with suppliers, lessors, government agencies, employees, customers and others. You will rely on your own knowledge and judgment in making business decisions, subject only to the requirements of this Agreement and the Manual. You may not expressly or impliedly hold yourself out as an employee, partner, shareholder, joint venturer or representative of GREEN BURRITO, nor may you expressly or impliedly state or suggest that you have the right or power to bind GREEN BURRITO or to incur any liability on GREEN BURRITO's behalf, except as permitted by your appointment as a Master Franchisee pursuant to the Development Agreement. If you are a corporation, you will not use the Trade Name as part of your corporate name.

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8.3.     DISPLAY OF DISCLAIMER.

         When appropriate, either party will make such disclaimers as necessary to reflect their independent status.

8.4.     CONFIDENTIALITY.

         You acknowledge and agree that the information, ideas, forms, marketing plans and other materials disclosed to you under this Agreement, whether or not included in the Manual, are confidential and proprietary information and trade secrets of GREEN BURRITO. In particular, certain proprietary recipes are key in differentiating GREEN BURRITO restaurants from their competitors. You agree to maintain the confidentiality of all such material. You will not disclose any such information to any third party, except to your employees and agents as necessary in the regular conduct of the Franchised Restaurant and except as authorized in writing by GREEN BURRITO. You will be responsible for requiring compliance of your Affiliates with the provisions of this section. Notwithstanding the foregoing, this Section does not restrict the disclosures of anything that is public or becomes public or that is acquired in the normal course of business by you or a source other than GREEN BURRITO.

8.5.     INDEMNIFICATION.

         You will indemnify and hold GREEN BURRITO harmless from all expenses or liabilities of any kind arising from or in any way connected to any of your acts or omissions. If GREEN BURRITO is made a party to a legal proceeding in connection with an actor omission, GREEN BURRITO may hire counsel to protect its interests and bill you for all costs and expenses incurred by GREEN BURRITO. You must promptly reimburse GREEN BURRITO.

8.6.     COVENANT NOT TO COMPETE.

         You will not, during the term of this Agreement and for four (4) years after its Termination, operate or own more than a ten percent (10%) beneficial interest in any company or fast-food restaurant that sells Mexican food and is located within a radius of seventy-five (75) miles of any Company-Owned or Franchised Restaurant of GREEN BURRITO.

                            9. TRANSFER OF FRANCHISE

9.1.     PURPOSE OF CONDITIONS FOR APPROVAL OF TRANSFER.

         GREEN BURRITO's grant of this Franchise is made in reliance upon your integrity, ability, experience and financial resources. Neither the franchise nor the Franchised Restaurant operated under it may be transferred unless you have first obtained GREEN BURRITO's written consent, which will not be unreasonably withheld. In order to ensure that no Transfer jeopardizes the Trade Name, the Marks, or GREEN BURRITO's interest in the successful operation of the Franchised Restaurant, GREEN BURRITO will consent to a Transfer only if you comply with the provisions of Section 9.2 and 9.3 of this Agreement and if the conditions described in Section 9.5 are fulfilled.

9.2.     NOTICE OF PROPOSED TRANSFER.

         If you wish to Transfer this franchise, you will submit to GREEN
BURRITO: (a) the form of franchise purchase application currently in use by GREEN BURRITO completed by the prospective transferee; and (b) a written notice, setting forth all the terms and conditions of the proposed Transfer.

9.3      CONSENT BY GREEN BURRITO.

         GREEN BURRITO must respond to your written notice within fifteen (15) days after receiving it, or, if GREEN BURRITO requests additional information, within the later date of fifteen (15) days after receipt of the additional information or the final day of the original fifteen (15) day period. GREEN BURRITO may either consent to the Transfer or tell you its reason for refusing to consent. Silence will not be construed as consent. If GREEN BURRITO consents, then you may transfer the interest described in the notice only to the named transferee and only upon the terms and conditions set forth in the notice. Consent by GREEN BURRITO to a particular Transfer will not constitute consent to any other or subsequent Transfer.

9.4.     CONDITIONS FOR CONSENT TO TRANSFER.

         The consent of GREEN BURRITO is subject to certain conditions, including but not limited to:

         (a) Satisfaction of GREEN BURRITO that the proposed transferee meets all of the criteria of character, business experience, financial responsibility, net worth and other standards that GREEN BURRITO customarily applies to new franchisees at the time of Transfer;

         (b)      Payment of all your outstanding debts to GREEN BURRITO;

         (c) Cure of all defaults under the Franchise Agreement, any other agreement between GREEN BURRITO and you and your affiliates, and the Manual;

         (d) Signing by the transferee of the then-current form of Franchise Agreement, amended to shorten the term to the remainder of your current term and to waive payment of an initial fee by the proposed transferee;

         (e) Payment by you of the transfer fee described in Article 6 of this Agreement;

         (f) Completion by the transferee of GREEN BURRITO's initial training program to GREEN BURRITO's satisfaction;

         (g) Signing of a general release of claims by you in favor of GREEN BURRITO;

         (h) Your transferring the other restaurant operated jointly with your GREEN BURRITO Restaurant at the Approved Location to the same transferee; and

         (i) GREEN BURRITO's determination, after review of the Transfer Agreement, that its terms allow the transferee a reasonable change of success. BY MAKING SUCH A DETERMINATION, GREEN BURRITO DOES NOT WARRANT THAT THE TRANSFEREE WILL BE SUCCESSFUL. SUCCESS IS DEPENDENT ON A NUMBER OF FACTORS, INCLUDING YOUR HARD WORK AND ABILITY AND GENERAL ECONOMIC CONDITIONS, THAT ARE NOT UNDER GREEN BURRITO'S CONTROL.

9.5.     CHANGES OF OWNERSHIP DEEMED NOT TO BE TRANSFERS.

         As used in this Agreement, the term "Transfer" does not mean an assignment to:

         (a) Any Trustee, Guardian or Conservator for the account and benefit of a souse, ancestor or descendent; or

         (b) Any business entity if the beneficial ownership of the business entity immediately following the assignment is the same and in the same proportions as the beneficial ownership immediately prior to the assignment; provided, however, that no such assignment or reorganization will relieve the original party of any of its obligations under this Agreement, or in the event of a merger, there shall be no deemed transfer. Information on the identity of the shareholders and officers of the corporation, the percentage of ownership, and the address where corporate records are maintained must be submitted promptly to GREEN BURRITO.

         You do not need GREEN BURRITO's consent for a non-Transfer assignment.

9.6      TRANSFER UPON YOUR DEATH.

         If you die within the term of this Agreement, your heirs or beneficiaries will have sixty (60) days within which to demonstrate to GREEN BURRITO's satisfaction that they meet all of the criteria of character, business experience, financial responsibility, net worth and other standards that GREEN BURRITO requires of new franchisees at that time. If GREEN BURRITO approves your heirs or beneficiaries as transferee of the franchise, GREEN BURRITO will waive any transfer fee in connection with the Transfer. If GREEN BURRITO advises your heirs or beneficiaries in writing that GREEN BURRITO will not approve them as transferee of the franchise, or if GREEN BURRITO fails to approve or disapprove the Transfer within sixty (60) days following your death, your heirs or beneficiaries will have one hundred twenty (120) additional days from the date of disapproval of the Transfer within which to find and notify GREEN BURRITO of a proposed Transfer to a qualified transferee in conformity with the provision of Section 9.2, 9.3, and 9.4 of this Agreement. If your heirs or beneficiaries do not advise GREEN BURRITO of a qualified transferee within the specified period, the franchise will automatically Terminate at the end of the period unless a written extension of time has been granted by GREEN BURRITO.

9.7.     ASSIGNMENT BY GREEN BURRITO.

         GREEN BURRITO may assign this Agreement or any rights or obligations created by it at any time without the consent of you upon the following conditions: (a) the assignee is financially responsible; (b) has comparable or better integrity than GREEN BURRITO; (c) the assignee can perform GREEN BURRITO's obligations under this Agreement; (d) the assignee expressly agrees in writing to assume GREEN BURRITO's obligations under this Agreement; and (e) the assignee is not a CARL'S JR. competitor.

                          10. TERMINATION OF FRANCHISE

10.1.    TERMINATION BY CONSENT OF THE PARTIES.

         This Agreement may be terminated upon the mutual written consent of the parties.

10.2.    TERMINATION BY GREEN BURRITO.

         10.2.1. ACTS OF DEFAULT. Upon the occurrence of any of the following defaults, GREEN BURRITO, at its option, may terminate this Agreement:

         (a) If you misuse the Marks or the System or engage in conduct which reflects materially and unfavorably upon the goodwill associated with them;

         (b) If you or any of your Affiliates has any direct or indirect interest in the ownership or operation of any business that is confusingly similar to the Franchised Restaurant or uses the System or the Marks;

         (c) If you repetitively fail to submit to GREEN BURRITO in a timely manner any information you are required to submit under this Agreement;

         (d) If you fail to begin operation of the Franchised Restaurant by the Commencement Date of this Agreement, or if you fail to operate the Franchised Restaurant in accordance with this Agreement and the Manual;

         (e) If you attempt to assign your rights under this Agreement in any manner not authorized by this Agreement;

         (f) If you or your Affiliate have made any material misrepresentation in connection with the acquisition of the Franchised Restaurant or to induce GREEN BURRITO to enter into this Agreement;

         (g) If you act without GREEN BURRITO's prior written approval or consent in regard to a matter for which GREEN BURRITO's prior written approval or consent is expressly required by this Agreement;

         (h) If you default in the performance of any material obligation under this Agreement or any other agreement with GREEN BURRITO;

         (i) If you cease to operate the Franchised Restaurant, unless: (i) operations are suspended for a period of no more than one hundred eighty (180) days; (ii) the suspension was caused by fire, condemnation, or act of God; and (iii) a lease termination;

         (j) If you fail to permanently correct a breach of this Agreement or to meet the standards set out in the Manual after being twice requested in writing by GREEN BURRITO to correct the problem in any twelve- (12-) month period;

         (k) If you fail to make any payment when due under this Agreement or any other agreement between you and GREEN BURRITO or an Affiliate of GREEN BURRITO;

         (l) If GREEN BURRITO learns that the operation of the Franchised Restaurant poses a threat to public health or safety;

         (m) Except as otherwise required by the United States Bankruptcy Code, if you become insolvent, are adjudicated a bankrupt; or

         (n) If you are convicted of a felony or any criminal misconduct which is relevant to the operation of the Franchised Restaurant.

         10.2.2. NOTICE OF DEFAULT. Termination will be effective thirty (30) days after written notice of default is given to you if any of the defaults described in subsections (a) through (j) above has not been cured. Termination will be effective ten (10) days after written notice is given to you id the default described in subsection (k) has not been cured. Termination will be effective immediately upon written notice to you if any of the defaults described in subsections (l) through (o) above occurs.

10.3.    TERMINATION BY YOU.

         If you determine it is no longer commercially reasonable to continue to operate the Franchised Restaurant, you may elect to terminate this Agreement upon ninety (90) days' written notice to GREEN BURRITO if the conditions of the next section of this Agreement, entitled "Rights and Obligations After Termination," are met in full within the specified time periods.

         For purposes of this Agreement, GREEN BURRITO will agree that it is no longer commercially reasonable to operate the Franchised Business if you are not in breach, are operating in good faith to promote the sale of Green Burrito products, and notwithstanding your efforts the total royalties payable by you for GBFC sales are less than $3,000 for the trailing 12-month period.

10.4.    RIGHTS AND OBLIGATIONS AFTER TERMINATION.

         Upon termination of this Agreement for any reason, the parties will have the following rights and obligations:

         (a) GREEN BURRITO will have no further obligations under this Agreement, except for indemnity, nondisclosure, and protected areas, or other obligations arising from a GREEN BURRITO breach;

         (b) You must give GREEN BURRITO a final accounting for the Franchised Restaurant; pay GREEN BURRITO, within thirty (30) days after Termination, all payments due to GREEN BURRITO; and return the Manual and any other items belonging to GREEN BURRITO to GREEN BURRITO;

         (c) You must immediately and permanently cease the use of the Marks or any confusingly similar marks, the System, and advertising, signs, stationery, or forms that bear identifying marks or colors that might give others the impression that you are operating a Franchised Restaurant;

         (d) You must promptly sign any documents and take any steps that in the judgment of GREEN BURRITO are necessary to delete your listings from classified telephone directories, and terminate all other references that indicate you is or ever was associated with the GREEN BURRITO; by signing this Agreement, you irrevocably appoints GREEN BURRITO its attorney-in-fact to take the actions described in this paragraph if you do not do so within seven (7) days after Termination of this Agreement.

         (e) You must maintain all records required by GREEN BURRITO pursuant to this Agreement for a period of not less than ninety (90) days after final payment of any amounts you owes to GREEN BURRITO when this Agreement is Terminated.

         (f) You must comply with the provisions of Section 8.6 above (Covenant Not to Compete).

If the franchise granted in this Agreement is terminated because of default, the rights of the parties described above will not necessarily be the parties' exclusive remedies, but will instead supplement any other equitable or legal remedies available to the parties. Termination of this Agreement will not extinguish any obligation of either party that has accrued prior to Termination. If this Agreement is terminated because of a material default, nothing in this section will be construed to deprive either party of the right to recover damages as compensation for lost profits. All obligations of the parties which by their terms or by reasonable implication are to be performed in whole or in part after Termination will survive Termination.

                          11. MISCELLANEOUS PROVISIONS

11.1.    CONSTRUCTION OF CONTRACT.

         Section headings in this Agreement are for reference proposes only and will not in any way modify the statements contained in any section of this Agreement. Each word in this Agreement will be deemed to include any number or gender that the context requires. If there is any conflict between this Agreement and the Manual, this Agreement will control.

11.2.    GOVERNING LAW.

         This Agreement is made in the state where the franchise is to be operated and its provisions will be governed by and interpreted under the laws of that State, with the following exception; the arbitration clause will be governed by and interpreted in accordance with the Federal Arbitration Act.

11.3.    NOTICES.

         The parties to this Agreement should direct any notices to the other party at the address below that party's name on the final page of this Agreement or at another address if advised in writing that the address has been changed. Notice may be delivered by facsimile (with simultaneous posting of a copy by first class mail), courier, or first class mail. Notice by facsimile will be deemed delivered upon transmission; by courier, upon delivery; and by first class mail, three days after posting. Notice of Termination or non-renewal must be given by a receipted form of delivery.

11.4.    AMENDMENTS.

         This Agreement may be amended only by a document signed by all of the parties to this Agreement or by their authorized agents.

11.5.    WAIVER.

         Waiver of any breach of this Agreement will not be interpreted as a waiver of any subsequent breach.

11.6.    INTEGRATION.

         This Agreement, any exhibits or attachments to it constitute the entire agreement between the parties concerning the franchise granted under this Agreement. All prior and contemporaneous agreements and representations are superseded by it.

11.7.    ARBITRATION/MEDIATION.

         Any dispute arising out of or in connection with this Agreement will be determined in accordance with the then current rules for commercial arbitration and mediation of the Judicial

Arbitration and Mediation Services, Inc. (JAMS). The location shall be any city in which JAMS maintains an office, other than the State of California for purposes of neutrality and eliminating conflicts of interest, unless agreed to the contrary by both parties. Both parties prefer a neutral location, with the further provision that neither party prefers a city on the East coast or West Coast. If JAMS maintains an office in Phoenix, Arizona, or Denver, Colorado, both parties acknowledge those cities as preferable locations. The arbitrator will have the power and obligation to grant injunctive relief on a provisional or permanent basis, in addition to any other relief that is available, if the Trade Name, Marks, or goodwill of either parties' Franchise Network are jeopardized or harmed by any act or omission of either party. This arbitration clause will not deprive GREEN BURRITO of any right it may otherwise have to seek provisional injunctive relief from a court of competent jurisdiction. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. BOTH PARTIES WAIVE ANY RIGHT THEY MAY HAVE TO DEMAND TRAIL BY JURY OR TO SEEK PUNITIVE DAMAGES FROM THE OTHER. The arbitrator will have no power to (1) stay the effectiveness of any pending Termination of franchise; (2) assess punitive damages; or (3) make any award that modifies or suspends any lawful provision of this Agreement. All expenses of arbitration must be paid by the party against whom the arbitrator(s) render a decision. Judgment upon any aware and/or enforcing any order of the arbitrator may be entered by any court of competent jurisdiction.

11.8.    INJUNCTIVE REMEDY FOR BREACH.

         You recognize that your Franchised Restaurant is only one of several businesses operating under GREEN BURRITO's Trade Name and in substantial association with its Marks. Failure on the part of a single franchisee to comply with the terms of its franchise agreement is likely to cause irreparable damage to GREEN BURRITO and to some or all of the other franchisees of you. For this reason, you agrees that if GREEN BURRITO can demonstrate to a court of competent jurisdiction that there is a substantial likelihood of a breach or threatened breach of any of the terms of this Agreement by you, GREEN BURRITO will be entitled, without posting of a bond, to an injunction restraining the breach and/or to a decree of specific performance, without showing or proving any actual damage, until a final determination is made by an arbitrator.

11.9.    ATTORNEYS' FEES AND COSTS.

         If legal action, including any action on appeal, or arbitration is necessary to enforce the terms and conditions of this Agreement, the prevailing party will be entitled to recover reasonable compensation for preparation, investigation and court and/or arbitral costs and reasonable attorneys' fees, as fixed by a court of competent jurisdiction or by the arbitrator.

11.10.   SEVERABILITY.

         Each provision of this Agreement will be considered severable. If, for any reason, any provision of it is determined to be invalid or in conflict with any existing or future law or regulation, that provision will not impair the operation of the remaining provisions of this Agreement. The invalid provisions will be deemed not to be a part of this Agreement.

11.11.   APPROVAL AND GUARANTEES.

         If you are a corporation, all officers and shareholders with a ten percent (10%) or greater interest in you, or, if you are a partnership, all your general partners must approve this Agreement, permit you to furnish the financial information required by GREEN BURRITO, and agree to the restrictions placed on them, including restrictions on the transferability of their interests in the franchise and Franchised Restaurant and limitations on their rights to compete, and sign separately written guarantees of your payments and performance in accordance with Attachment 2 of this Agreement.

11.12.   ACCEPTANCE BY BOTH PARTIES.

         This Agreement will not be binding on either party unless and until it has been signed by an authorized officer of each party.

11.13.   DISCLAIMER OF REPRESENTATIONS.

         NO REPRESENTATIONS OR PROMISES OF ANY KIND HAVE BEEN MADE BY GREEN BURRITO TO INDUCE YOU TO EXECUTE THIS AGREEMENT EXCEPT THOSE SPECIFICALLY SET FORTH IN THE FRANCHISE DISCLOSURE DOCUMENTS THAT HAVE BEEN DELIVERED TO YOU. YOU ACKNOWLEDGE THAT NEITHER GREEN BURRITO NOR ANY OTHER PERSON HAS GUARANTEED THAT YOU WILL SUCCEED IN THE OPERATION OF THE FRANCHISED RESTAURANT OR HAS PROVIDED ANY SALES OR INCOME PROJECTIONS OF ANY KIND TO YOU. YOU HAVE MADE AN INDEPENDENT INVESTIGATION OF ALL IMPORTANT ASPECTS OF THE FRANCHISED RESTAURANT. YOU UNDERSTAND THAT GREEN BURRITO IS NOT A FIDUCIARY AND HAS NO SPECIAL RESPONSIBILITIES BEYOND THE NORMAL RESPONSIBILITIES OF A SELLER IN A BUSINESS TRANSACTION.

         IN WITNESS TO THE PROVISIONS OF THIS AGREEMENT, the undersigned have signed this Franchise Agreement on the date set forth in Article 1.

                       GB FRANCHISE CORPORATION

                       By: ______________________

                       Title: ____________________
                               23 Corporate Plaza, Suite 240
                               Newport Beach, CA 92660

                ********SIGNATURES CONTINUED ON NEXT PAGE********

                       FRANCHISE OWNER:

                       NAME: ___________________________

                       By: _____________________________

                       Title: __________________________

                       Address: ________________________

                       _________________________________

                       Date: ___________________________

                             GREEN BURRITO PRODUCTS

         The following lists "Green Burrito Products" for purposes of the GB Dual Concept Franchise Agreement, which may be modified from time to time at the discretion of GREEN BURRITO:

         BURRITOS Super Bean Burrito (Rice, beans, guacamole, enchilada sauce & cheese) Super Meat Burrito (Choice of steak, chicken or carnitas) Green Burrito (Pork, Green Chile Sauce, cheese & beans) Meat, Bean & Cheese Burrito (Choice of steak, chicken or carnitas) Meat & Cheese Burrito (Choice of steak, chicken or carnitas) Wet Red Burrito (Steak & rice) Wet Green Burrito (Rice, beans & pork) Big Ed Burrito

         NACHOS Super Nachos (Choice of steak, chicken or carnitas) Mini Super Nachos (Small version of Super Nachos)
         Nachos (Chips with melted Jack & Cheddar Cheese)

         SINGLES
         Hard Taco
         Soft Taco
         Bean & Cheese Burrito
         Tostada
         Cheese Quesadilla
         Two Taquitos with Guacamole Fijitas
         Chile Relleno
         Cheese Enchilada
         Taco
         Super Taco

         COMBINATIONS
         Any combination of any of the above

         ADDITIONAL ITEMS

         Any items offered by GBFC at solo franchise locations


                                  ATTACHMENT 1

                      GUARANTY AND SUBORDINATION AGREEMENT

         The undersigned, to induce GB Franchise Corporation ("Franchisor") to enter into GREEN BURRITO Franchise Agreement with _____________________________ ("Franchisee") for Unit #_____, unconditionally, guarantees to Franchisor, its successors, or its assignees, the prompt and full payment and performance of all obligations of Franchisee that are or may become due and owing to Franchisor, including, but not limited to, all obligations arising out of the Franchise Agreement or any other agreement between the parties and all extensions or renewal of it in the same manner as if the Franchise Agreement was signed between Franchisor and the undersigned directly, as Franchisee.

         The undersigned expressly waives notice of the acceptance by Franchisor or for the benefit of Franchisee, of the purchase of inventory and goods by Franchisee, the maturing of bills and the failure to pay the same, the incurring by franchisee of an additional future obligations and liability to Franchisor, and other notices and demands. This Guaranty will not be effected by the modification, extension, or renewal of any agreement between Franchisor and Franchisee, the taking of a note or other obligation from Franchisee or others, the taking of security for payment, the granting of an extension of time for payment, the filing by or against Franchisee of bankruptcy, insolvency, reorganization or other debtor relief afforded Franchisee under the Federal Bankruptcy Act or any other state or federal statute or by the decision of any court or any other matter, whether similar or dissimilar to any of the foregoing, and this Guaranty will cover the terms and obligations of any of the modifications, notes, security agreements, extensions, or renewals. The obligations of the undersigned will be unconditional in spite of any defect in the genuineness, validity, regularity, or enforceability of the Franchisee's obligations or liability to validity, regularity, or enforceability of the Franchisee's obligations or liability to Franchisor, or any other circumstances where or not referred to in this Guaranty that might otherwise constitute a legal or equitable discharge of a surety or guarantor.

         This is an irrevocable, unconditional and absolute guaranty of payment and performance the undersigned agrees that its liability under this guaranty will be immediate and will not be continue upon the exercise or enforcement by Franchisor of whatever remedies it may have against the Franchisee or others, or the enforcement of any lien or realization upon any security Franchisor may at any time possess.

         The undersigned agree that any indebtedness by the Franchisee to the undersigned for any reason, currently existing or which might arise in the future, will always be inferior and subordinate to any indebtedness owed by the Franchisee to Franchisor. The undersigned will promptly modify any financing statements on file with state agencies to specify that Franchisor's rights are senior to those of Guarantor.

                                  ATTACHMENT 2

         The undersigned further agrees that as long as the Franchisee owes any money to Franchisor (other than royalty payments that are not past due) the Franchisee will not pay and the undersigned will not accept payment of any part of any indebtedness owed by Franchisee to any of the undersigned, either directly or indirectly, without the consent of Franchisor.

         In connection with any litigation or arbitration to determine the undersigned's liability under this Guaranty, the undersigned expressly waives his or her right to trail by jury and agrees to pay costs and reasonable attorneys' fees as fixed by the court or arbitrator.

         The undersigned represents that full and appropriate corporate authority has been duly granted to authority the execution and delivery of this Guaranty.

         This Guaranty will remain in full force and effect until all obligations arising out of and under the Franchise Agreement, including all renewals and extension of it, are fully paid and satisfied.

DATED: ________________________

                           GUARANTORS:

                           ____________________________________

                           ____________________________________

                           ____________________________________

                                  ATTACHMENT 3

                                    EXHIBIT 1

                                 EQUIPMENT LEASE

         THIS EQUIPMENT LEASE is entered into between _________________________ __________________, a ____________ corporation, (herein referred to as "CARL" or "Lessee") and GB FOODS CORPORATION, INC., a Delaware corporation, (herein referred to as "GBFC" or "Lessor"), effective the _______ day of ___________________, 19_____, pertaining to equipment to be located at a franchised location of ________________________, a ____________ corporation.

RECITALS:

1. CARL and GBFC commenced Dual Concept marketing of CARL and GBFC products marketed through CARL locations. To facilitate these initial Dual Concept locations. GBFC leased certain items of equipment to Lessee pursuant to the terms of this Lease.

2. The CARL restaurant location at which the GBFC leased equipment is located is:

                  ___________________________
                  ___________________________

3.       The equipment was placed in service as of the effective date above.

AGREEMENT:

         IT IS HEREBY AGREED by and between Lessor and Lessee as follows:

1. LEASE: Lessor hereby leases to Lessee the GBFC equipment set forth in Exhibit "A" attached hereto and incorporated herein by reference, which equipment is located at the address first listed above.

2. RENT AND PAYMENT: The rent for the leased equipment set forth on Exhibit "A" shall be payable solely out of GBFC sales generated in the above-described Dual Concept Store. The initial rent is FIVE PERCENT (5%) of the GBFC sales generated in the Dual Concept Store until the total rent paid equals the initial GBFC capital expenditure cost set forth on Exhibit "A". After initial rent described in the immediately preceding sentence has been paid so that GBFC has recouped its Capital Expenditure outlay for such equipment, the rent thereafter for the remainder of the term of the Lease shall be ONE PERCENT (1%) of the GBFC sales generated in the Dual Concept Store.

3. GBFC SALES: For purposes of this Agreement, GBFC sales generated in the CARL/GBFC Dual Concept Stores shall include:

         A.       The cash receipts generated by GBFC products; plus

         B. GBFC's proportionate share of beverage sales, which proportion shall be computed during each respective period by comparing the relationship between CARL products (exclusive of beverage sales) and GBFC products (exclusive of beverage sales).

4. TERM: The term of the Lease shall be for a period of FIFTEEN (15) years. Rent shall be payable on the last day of each month at the rate specified above.

5.       PURCHASE OPTION:

         A. Upon completion of the Lease term, the leased property shall forthwith be returned by Lessee, to GBFC, as Lessor, subject to Lessee's option to purchase the Leased Equipment for its then market value, which shall not exceed ten percent (10%) of its original purchase price as set forth in Exhibit A. Market value shall be determined by appraisal accomplished by any reputable entity experienced in the sale of restaurant equipment. Valuation as finally determined by the appraisers shall be binding on both parties.

         B. The appraisal shall be completed concurrent with the termination of the Lease. The Lessee shall have no obligation to proceed with the exercise of the option until the appraised value is finally determined by the appraiser.

         C. In the event the Lessee elects to exercise its purchase option, closing shall be accomplished by delivery of certified funds or wire transfer to Lessor no later than TEN (10) business days following the finalization of the appraisal.

6. TITLE: Lessee assumes the risk for the equipment leased hereunder and for the use, operation, and storage thereof. This is a contract of lease only and nothing herein contained shall be construed as conveying to Lessee any right, title or interest in or to the Leased Equipment. The Leased Equipment shall at all times during the term of this Lease be and remain the personal property of Lessor and title thereto shall remain in the Lessor exclusively and Lessee shall conspicuously identify each unit by suitable lettering thereon to indicate Lessor's ownership. Lessee shall keep the equipment free from any and all liens and claims and shall not do or permit any act or thing whereby Lessor's title or rights may be encumbered or impaired.

7. TAXES, INSURANCE, REPAIR: Lessor shall pay all local taxes and fees assessed in connection with the use or possession of the equipment. Lessee shall, at its own expense, carry adequate public liability insurance against bodily injury and against property damage and such insurance shall protect both Lessor and Lessee. Each unit shall be insured against



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         fire and theft and under extended coverage. Lessee will, at its expense, during the term of this Lease maintain each unit in good operating order, repair and appearance.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

LESSOR:                                      LESSEE:

GBFC:  GB FOODS CORPORATION                  __________________________________

BY: ___________________________________      BY: ______________________________

TITLE: ________________________________      TITLE: ___________________________

DATE: _________________________________      DATE: ____________________________



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